                                                                    EXHIBIT 10.7

________________________________________________________________________________



                     AMENDED AND RESTATED CREDIT AGREEMENT

                                     among

                                 UNITRIN, INC.

                           THE LENDERS PARTY HERETO,

                                      and

                          NATIONSBANK OF TEXAS, N.A.,
                            as Administrative Agent



                               September 17, 1997


________________________________________________________________________________

                     AMENDED AND RESTATED CREDIT AGREEMENT

                                     among

                                 UNITRIN, INC.

                           THE LENDERS PARTY HERETO,

                                      and

                          NATIONSBANK OF TEXAS, N.A.,
                            as Administrative Agent

                                        Index                                                      Page
                                        -----                                                      ----
ARTICLE 1.  DEFINITIONS AND ACCOUNTING MATTERS.

     1.1     Definitions...........................................................................   1
             -----------
     1.2     Accounting Terms and Determinations...................................................  15
             -----------------------------------

ARTICLE 2.   LOANS.

      2.1    The Loans.............................................................................  15
             ---------
      2.2    Manner of Borrowing and Disbursement..................................................  16
             ------------------------------------
      2.3    Interest..............................................................................  23
             --------
      2.4    Fees..................................................................................  25
             ----
      2.5    Reduction of Commitment...............................................................  26
             -----------------------
      2.6    Prepayment............................................................................  26
             ----------
      2.7    Repayment.............................................................................  26
             ---------
      2.8    Notes; Loan Accounts..................................................................  27
             --------------------
      2.9    Manner of Payment.....................................................................  27
             -----------------
     2.10    Reimbursement.........................................................................  29
             -------------
     2.11    Application of Payments...............................................................  29
             -----------------------
     2.12    Capital Adequacy......................................................................  30
             ----------------
     2.13    Commitment Increase...................................................................  31
             -------------------

ARTICLE 3.   CONDITIONS PRECEDENT.

     3.1     Conditions Precedent to Initial Advance...............................................  31
             ---------------------------------------
     3.2     Conditions Precedent to Each Advance..................................................  32
             ------------------------------------

ARTICLE 4.   REPRESENTATIONS AND WARRANTIES.

     4.1     Representations and Warranties........................................................  33
             ------------------------------
     4.2     Survival of Representations and Warranties, etc.......................................  36
             -----------------------------------------------

ARTICLE 5.   GENERAL COVENANTS.

     5.1     Preservation of Existence and Similar Matters.........................................  36
             ---------------------------------------------
     5.2     Compliance with Applicable Law........................................................  37
             ------------------------------
     5.3     Maintenance of Properties.............................................................  37
             -------------------------
     5.4     Accounting Methods and Financial Records..............................................  37
             ----------------------------------------
     5.5     Payment of Taxes and Claims...........................................................  37
             ---------------------------
     5.6     Visits and Inspections................................................................  37
             ----------------------
     5.7     Use of Proceeds.......................................................................  38
             ---------------
     5.8     Further Assurances....................................................................  38
             ------------------

ARTICLE 6.   INFORMATION COVENANTS.

     6.1     Quarterly Financial Statements of the Borrower........................................  38
             ----------------------------------------------
     6.2     Annual Financial Statements of the Borrower...........................................  38
             -------------------------------------------
     6.3     Additional Reporting Requirements.....................................................  39
             ---------------------------------
     6.4     Performance Certificates..............................................................  39
             ------------------------
     6.5     Copies of Other Reports...............................................................  39
             -----------------------
     6.6     Notice of Litigation and Other Matters................................................  40
             --------------------------------------

 ARTICLE 7.  NEGATIVE COVENANTS.

     7.1     Restricted Payments and Purchases.....................................................  41
             ---------------------------------
     7.2     Limitations on Indebtedness of Subsidiaries of Borrower...............................  41
             -------------------------------------------------------
     7.3     Limitation on Liens...................................................................  41
             -------------------
     7.4     Amendment and Waiver..................................................................  41
             --------------------
     7.5     Liquidation; Merger; Disposition of Assets............................................  42
             ------------------------------------------
     7.6     Borrower's Maximum Leverage...........................................................  42
             ---------------------------
     7.7     Risk-Based Capital Ratio..............................................................  42
             ------------------------
     7.8     Affiliate Transactions................................................................  42
             ----------------------
     7.9     Other Indebtedness....................................................................  42
             ------------------
     7.10    Restrictions on Upstream Dividends by Subsidiaries....................................  43
             --------------------------------------------------
     7.11    Business of the Borrower..............................................................  43
             ------------------------

ARTICLE 8.   DEFAULT.

     8.1     Events of Default.....................................................................  43
             -----------------
     8.2     Remedies..............................................................................  45
             --------

ARTICLE 9.   THE ADMINISTRATIVE AGENT.

     9.1     Appointment and Authorization.........................................................  46
             -----------------------------
     9.2     Delegation of Duties..................................................................  46
             --------------------
     9.3     Interest Holders......................................................................  46
             ----------------
     9.4     Consultation with Counsel.............................................................  47
             -------------------------
     9.5     Documents.............................................................................  47
             ---------
     9.6     Administrative Agent and Affiliates...................................................  47
             -----------------------------------
     9.7     Responsibility of the Administrative Agent............................................  47
             ------------------------------------------
     9.8     Action by Administrative Agent........................................................  47
             ------------------------------
     9.9     Notice of Default or Event of Default.................................................  48
             -------------------------------------
     9.10    Responsibility Disclaimed.............................................................  48
             -------------------------
     9.11    INDEMNIFICATION.......................................................................  49
             ---------------
     9.12    Credit Decision.......................................................................  49
             ---------------
     9.13    Successor Administrative Agent........................................................  49
             ------------------------------
     9.14    Administrative Agent May File Proofs of Claim.........................................  50
             ---------------------------------------------

ARTICLE 10.  CHANGE IN CIRCUMSTANCES AFFECTING FIXED RATE
ADVANCES AND BID RATE ADVANCES.

     10.1    Fixed Rate Basis Determination Inadequate or Unfair...................................51
             ---------------------------------------------------
     10.2    Illegality............................................................................51
             ----------
     10.3    Increased Costs.......................................................................52
             ---------------
     10.4    Effect On Other Advances..............................................................53
             ------------------------

ARTICLE 11.  MISCELLANEOUS.

     11.1    Notices...............................................................................  53
             -------
     11.2    Expenses..............................................................................  54
             --------
     11.3    Waivers...............................................................................  55
             -------
     11.4    Set-Off...............................................................................  55
             -------
     11.5    Assignment............................................................................  56
             ----------
     11.6    Counterparts..........................................................................  58
             ------------
     11.7    Governing Law.........................................................................  58
             -------------
     11.8    Severability..........................................................................  58
             ------------
     11.9    Headings..............................................................................  58
             --------
     11.10   Interest..............................................................................  58
             --------
     11.11   Entire Agreement......................................................................  59
             ----------------
     11.12   Amendment and Waiver..................................................................  59
             --------------------
     11.13   Other Relationships...................................................................  60
             -------------------
     11.14   Third Party Beneficiaries.............................................................  60
             -------------------------
     11.15   Maintenance of Confidentiality........................................................  60
             ------------------------------
     11.16   Exceptions to Covenants...............................................................  61
             -----------------------

ARTICLE 12.  WAIVER OF JURY TRIAL.

     12.1    Waiver of Jury Trial..................................................................  61
             --------------------

                                   SCHEDULES


Schedule 1  Subsidiaries



                                    EXHIBITS


Exhibit A Form of Assignment and Assumption Agreement
Exhibit B Form of Revolving Credit Note
Exhibit C Form of Request for Revolving Credit Advance
Exhibit D Form of Borrower Loan Certificate
Exhibit E Form of Opinion of In-House Counsel
Exhibit F Form of Bid Rate Note
Exhibit G Form of Swing Line Note
Exhibit H Form of Bid Rate Advance Request
Exhibit I Form of Invitation to Bid
Exhibit J Form of Confirmation of Bid
Exhibit K Form of Notice of Acceptance of Bid
Exhibit L Form of Commitment Increase Request

                                CREDIT AGREEMENT


     THIS CREDIT AGREEMENT is dated as of September 17, 1997, among UNITRIN, INC., a Delaware corporation (the "Borrower"), the Lenders from time to time
                                   --------
party hereto, and NATIONSBANK OF TEXAS, N.A., as administrative agent for the Lenders.


                                   BACKGROUND

     The Lenders have been requested to provide the Borrower funds required to
(a) refinance certain debt of the Borrower pursuant to that certain Credit Agreement, dated as of January 24, 1995, among the Borrower, the lenders party thereto, and NationsBank, N.A. (Carolinas), as amended (the "Existing Credit
                                                             ---------------
Agreement"), and (b) finance the general corporate requirements of the Borrower.
---------
The Lenders have agreed to provide such financing, subject to the terms and conditions set forth below.

     In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration hereby acknowledged, the parties agree that the Existing Credit Agreement is amended, restated and superseded as follows:


ARTICLE 1.  DEFINITIONS AND ACCOUNTING MATTERS.

     1.1  Definitions.  For the purposes of this Agreement:
          -----------

     "Absolute Bid Rate" shall mean an absolute fixed rate of interest per
      -----------------
annum.

     "Absolute Bid Rate Advances" shall mean a Bid Rate Advance that bears
      --------------------------
interest at an Absolute Bid Rate.

     "Administrative Agent" shall mean NationsBank of Texas, N.A., acting as
      --------------------
Administrative Agent for the Lenders, or such successor administrative agent appointed pursuant to Section 9.13 hereof.
                      ------------

     "Administrative Agent's Office" shall mean the office of the Administrative
      -----------------------------
Agent located at the address set forth in Section 11.1 hereof, or such other
                                          ------------
office as may be designated pursuant to the provisions of Section 11.1 hereof.
                                                          ------------

     "Advance" or "Advances" shall mean amounts advanced by the Lenders to the
      -------      --------
Borrower pursuant to Article 2 hereof on the occasion of any borrowing.
                     ---------

     "Affiliate" shall mean any Person (other than a Person whose sole
      ---------
relationship with any designated Person is as an employee or director) directly or indirectly controlling, controlled by, or under common control with the any designated Person. For purposes of this definition,

"control" when used with respect to any Person includes, without limitation, (a) the direct or indirect beneficial ownership of more than thirty percent (30%) of the voting securities or voting equity or partnership interests, of such Person (but shall not include Investees) or (b) the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise, and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

     "Agreement" shall mean this Agreement, as amended, modified, supplemented
      ---------
or restated from time to time.

     "Agreement Date" shall mean the date of this Agreement.
      --------------

     "Applicable Law" shall mean (a) in respect to any Person, all provisions of
      --------------
constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person and its properties, including, without limiting the foregoing, all orders and decrees of all courts and arbitrators binding on such Person in proceedings or actions to which the Person in question is a party, and (b) in respect of contracts relating to interest or finance charges that are made or performed in the State of Texas, "Applicable Law" shall mean the laws of the United States of America, including without limitation 12 USC (S)(S) 85 and 86, as amended from time to time, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitation, Article 5069-1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended ("Art. 1.04"), and any other statute of the State of Texas; provided that the parties hereto agree that the provisions of Chapter 15, Title 79, Revised Civil Statutes of Texas, 1925, as amended, shall not apply to Advances, this Agreement, the Notes or any other Loan Documents.

     "Applicable Margin" shall mean the interest rate margin applicable to LIBOR
      -----------------
Advances and CD Rate Advances, as the case may be, in each case determined in accordance with Section 2.3(h) hereof.
                --------------

     "Assessment Rate" shall mean, for any Interest Period for a CD Rate
      ---------------
Advance, the current annual assessment rate (rounded upward to the nearest one hundredth of one percent (1/100%)) payable by insured banks to the Federal Deposit Insurance Corporation (or any successor) for insuring time deposits made in dollars at offices of banks in the United States as determined by the Administrative Agent on the first day of such Interest Period.

     "Assignment and Assumption Agreement" shall mean that certain form of
      -----------------------------------
Assignment and Assumption Agreement in substantially the form of Exhibit A
                                                                 ---------
attached hereto, pursuant to which each Lender may, as further provided in

Section 11.5 hereof, sell a portion of its Loans or Commitment.
------------

     "Authorized Signatory" shall mean, with respect to any Person, such senior
      --------------------
personnel of such Person as may be duly authorized and designated in writing by such Person to execute documents, agreements, and instruments on behalf of such Person.

     "Base Rate" shall mean, as of any date, a simple interest rate per annum
      ---------
equal to the greater of (i) the Prime Rate, or (ii) the sum of (1) the Federal Funds Rate, plus (2) one-half of one percent (1/2%). The Base Rate shall be
            ----
adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate or the Federal Funds Rate, as the case may be.

     "Base Rate Advance" shall mean a Revolving Credit Advance which the
      -----------------
Borrower requests to be made and to bear interest at the Base Rate or which is reborrowed as a Revolving Credit Advance bearing interest at the Base Rate, in accordance with the provisions of Section 2.2 hereof, and which shall be in a
                                  -----------
principal amount of at least $5,000,000 and in an integral multiple of $1,000,000, except for a Base Rate Advance which is in an amount equal to the unused amount of the Commitment, which Revolving Credit Advance may be in such amount.

     "Bid Rate Advance" shall mean an Advance made pursuant to Section 2.1(c)
      ----------------                                         --------------
hereof.

     "Bid Rate Advance Request" shall mean any certificate signed by an
      ------------------------
Authorized Signatory of the Borrower requesting Bid Rate Advances hereunder, which certificate shall be in substantially the form of Exhibit H hereto.
                                                        ---------

     "Bid Rate Notes" shall mean those certain promissory notes issued to each
      --------------
of the Lenders by the Borrower, substantially in the form of Exhibit F attached
                                                             ---------
hereto, and any other promissory note issued by the Borrower to evidence Bid Rate Advances, and any extensions, renewals or amendments to, or any replacement of, the foregoing.

     "Borrower" shall mean Unitrin, Inc., a Delaware corporation.
      --------

     "Business Day" shall mean a day on which banks are not authorized or
      ------------
required to be closed and foreign exchange markets are open for the transaction of business required for this Agreement in each of London, England, Atlanta, Georgia, and Chicago, Illinois, as relevant to the determination to be made or the action to be taken.

     "Capitalized Lease Obligation" shall mean that portion of any obligation of
      ----------------------------
a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

     "CD Rate" shall mean, for any Interest Period, the interest rate per annum
      -------
determined by the Administrative Agent to be the average of the prevailing rate bids at 10:00 a.m. (Dallas time) or as soon thereafter as practicable, on the Business Day on which the relevant Interest Period commences, by two or more certificate of deposit dealers of recognized standing for the purchase at face value from NationsBank of its certificates of deposit having a maturity comparable to the duration of the Interest Period and in an amount substantially equal to its share of the amount requested by the Borrower.

     "CD Rate Advance" shall mean a Revolving Credit Advance which the Borrower
      ---------------
requests to be made and to bear interest at the CD Rate or which is reborrowed as a Revolving Credit Advance bearing interest at the CD Rate, in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal
                       -----------
amount of at least $5,000,000 and in an integral multiple of $1,000,000, except for a CD Rate Advance which is in an amount equal to the unused amount of the Commitment, which Revolving Credit Advance may be in such amount.

     "CD Rate Basis" shall mean a simple per annum interest rate equal to the
      -------------
sum of (a) the quotient (rounded upwards to the nearest one one-hundredth (1/100th) of one percent) of (i) the CD Rate divided by (ii) one minus the Domestic Reserve Percentage, stated as a decimal, (b) the Assessment Rate, plus
                                                                           ----
(c) the Applicable Margin. The CD Rate Basis shall apply to Interest Periods of thirty (30), sixty (60), ninety (90), and one hundred eighty (180) days and, once determined, shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the Domestic Reserve Percentage. Interest on CD Rate Advances shall also be subject to adjustment as provided in

Section 2.3(h) hereof.
--------------

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time
      ----
to time.

     "Commitment" shall mean the several obligations of the Lenders to advance
      ----------
the aggregate sum of up to $340,000,000 to the Borrower prior to the Maturity Date pursuant to the terms hereof, as such obligations may be reduced from time to time pursuant to the terms hereof, or as such obligations may be increased pursuant to Section 2.13 hereof.
            ------------

     "Commitment Increase" shall have the meaning ascribed thereto in Section
      -------------------                                             -------
2.13 hereof.
----

     "Commitment Increase Request" shall mean any certificate signed by an
      ---------------------------
Authorized Signatory of the Borrower requesting a Commitment Increase, which certificate shall be in substantially in the form of Exhibit L hereto.
                                                     ---------

     "Commitment Ratio" shall mean, with respect to any Lender, the percentage
      ----------------
equivalent of the ratio which such Lender's portion of the Commitment set forth on the signature pages hereof bears to the aggregate amount of the Commitment (as each may be adjusted from time to time pursuant to Section 2.13 or 11.5
                                                       ------------    ----
hereof or as otherwise provided in this Agreement); and

     "Commitment Ratios" shall mean the Commitment Ratios of all of the Lenders
      -----------------
with respect to the Commitment.

     "Company Action Level-RBC" shall mean the designation given by either the
      ------------------------
National Association of Insurance Commissioners or the state department of insurance of the state of domicile of the insurance company in question of a level or range of levels of Risk-Based Capital Ratios as the Risk-Based Capital Ratio or Ratios, as applicable, of an insurance company which permit a state insurance department or commission (or other governmental entity) to require such insurance company (or which otherwise cause such insurance company to be required) to file a financial plan identifying problem conditions or a proposal of corrective or remedial actions with any state insurance department or commission (or other governmental entity) pursuant to rules, regulations or guidelines adopted by the National Association of Insurance Commissioners or any applicable state department of insurance. In the event there is no such designation given by the National Association of Insurance Commissioners or any applicable state department of insurance pursuant to such rules, regulations or guidelines, "Company Action Level-RBC" shall be deemed to mean any level or
             -------------------------
range of levels of Risk-Based Capital Ratios of an insurance company which permit a state insurance department or commission (or other governmental entity) to take any corrective or remedial actions with respect to such insurance company pursuant to such rules, regulations or guidelines.

     "Confirmation of Bid" shall mean any certificate executed by a duly
      -------------------
authorized officer of a Lender confirming the terms of its Bid Rate Advance, which certificate shall be in substantially the form of Exhibit J hereto.
                                                        ---------

     "Consolidated Net Worth" shall mean, at any date of determination, the sum
      ----------------------
of (a) the consolidated shareholders' equity of the Borrower and its Subsidiaries (excluding treasury shares), determined as of such date in accordance with GAAP, plus or minus, as the case may be, (b) the fair market value of investments in Investees in excess of the carrying value therefor determined as of such date (as reduced by an amount equal to the product of (i) such excess value and (ii) the applicable federal income tax rate in effect on such date of determination).

     "Default" shall mean any Event of Default, and any of the events specified
      -------
in Section 8.1 regardless of whether there shall have occurred any passage of
   -----------
time or giving of notice (or both) that would be necessary in order to constitute such event an Event of Default.

     "Default Rate" shall mean a simple per annum interest rate equal to two
      ------------
percent (2%) above the rate of interest per annum otherwise required to be paid on the Loans then outstanding.

     "Domestic Reserve Percentage" shall mean, for any day, the percentage which
      ---------------------------
is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the actual reserve requirement (including, without limitation, any basic, supplemental, emergency or marginal reserves) for a member bank of the Federal Reserve System with deposits exceeding $5 billion United States dollars in respect of non-personal time deposits in dollars in the United States having a maturity comparable to the duration of the Interest Period and in an amount of $250,000 or more. The CD Rate Basis shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
in effect on the Agreement Date and as such Act may be amended thereafter from time to time.

     "ERISA Affiliate" shall mean any corporation or trade or business which is
      ---------------
a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

     "Event of Default" shall mean any of the events specified in Section 8.1
      ----------------                                            -----------
hereof, provided that any requirement for notice or lapse of time, or both, has been satisfied.

     "Facility Fees" shall mean the facility fees payable to the Lenders in
      -------------
respect of the Commitment pursuant to Section 2.4(a) hereof.
                                      --------------

     "Federal Funds Rate" shall mean, as of any date, the weighted average of
      ------------------
the rates on overnight federal funds transactions with the members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

     "Fixed Rate Advances" shall mean LIBOR Advances and CD Rate Advances.
      -------------------

     "GAAP" shall mean generally accepted accounting principles consistently
      ----
applied, as in effect from time to time in the United States. The parties hereto agree that upon any changes to GAAP which impact the Borrower's ability to comply with the provisions hereof (either positively or negatively), the parties will negotiate in good faith such amendments to this Agreement as may be appropriate.

     "Guaranty", as applied to any Person, shall mean any direct or indirect
      --------
liability, contingent or otherwise, of that Person with respect to any obligation of any other Person, including, without limitation, (a) the endorsement, co-making, discounting with recourse or sale with recourse by such Person of the obligation of any other Person, which is required to be reflected as a liability or contingency in such Person's financial statements in accordance with GAAP or otherwise appears as such in such financial statements,
(b) any requirement (by contract or any other arrangement) that such Person maintain the net worth, working capital or earnings (or similar financial performance or condition) of any other Person, and (c) all reimbursement obligations with respect to outstanding letters of credit.

     "Highest Lawful Rate" shall mean at the particular time in question the
      -------------------
maximum rate of interest which, under Applicable Law, the Lenders are then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, the Lenders are permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower.

     "Indebtedness" shall mean, with respect to any Person, without duplication,
      ------------
the obligations of such Person of the types described in clauses (a) through (f) in the definition of

Total Debt.

     "Interest Period" shall mean, (a) in connection with any Base Rate Advance,
      ---------------
the period beginning on the date such Advance is made or converted from an Advance of a different type and ending on the last day of the calendar quarter in which such Advance is made; provided, however, that if a Base Rate Advance is
                               --------  -------
made on the last day of any calendar quarter, it shall have an Interest Period ending on, and its Payment Date shall be, the last day of the following calendar quarter; (b) in connection with any Fixed Rate Advance, the term of such Advance selected by the Borrower or otherwise determined in accordance with this Agreement, (c) in connection with any Swing Line Advance, the term of such Advance, not to exceed seven (7) days, selected by the Borrower in accordance with this Agreement, (d) in the case of any Absolute Bid Rate Advance, the term of such Advance, not less than seven (7) calendar days nor more than 180 days thereafter, selected by the Borrower in accordance with this Agreement, and (e) in connection with any LIBOR Bid Rate Advance, the term of such Advance and ending one (1), two (2), three (3) or six (6) months thereafter, as selected by the Borrower in accordance with this Agreement. Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless, with respect to LIBOR Advances and LIBOR Bid Rate Advances only, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (ii) with respect to LIBOR Advances and LIBOR Bid Rate Advances only, any applicable Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month; and (iii) no Interest Period shall extend beyond the Maturity Date. Interest shall be due and payable with respect to any Advance as provided in Section 2.3 hereof.
                                                       -----------

     "Interest Rate Basis" shall mean the Base Rate, the CD Rate Basis or the
      -------------------
LIBOR Basis, as appropriate.

     "Investees" shall mean, collectively, Litton Industries, Inc., Western
      ---------
Atlas Inc., and Curtiss-Wright Corporation and any other Person described on the consolidated financial statements of the Borrower as an "Investee."

     "Invitation to Bid" shall mean any certificate executed by the
      -----------------
Administrative Agent notifying each Lender of the Borrower's Bid Rate Advance Request, which certificate shall be in substantially the form of Exhibit I
                                                                 ---------
hereto.

     "known to" or "to the knowledge of" shall mean known by or reasonably
      --------      -------------------
should have been known by the executive officers of the Person.

     "Lenders" shall mean the financial institutions signatory hereto, together
      -------
with any assignees thereof pursuant to Section 11.5(b) hereof; and "Lender"
                                       ---------------              ------
shall mean any of the foregoing Lenders.

     "LIBOR Advance" shall mean an Advance which the Borrower requests to be
      -------------
made and to bear interest at the LIBOR Rate or which is reborrowed as an Advance bearing interest at the LIBOR Rate in accordance with the provisions of Section
                                                                        -------
2.2 hereof, and which shall be in a principal amount of at least $5,000,000 and
---
in an integral multiple of $1,000,000, except for a LIBOR Advance which is in an amount equal to the unused amount of the Commitment, which Advance may be in such amount.

     "LIBOR Basis" shall mean a simple per annum interest rate equal to the sum
      -----------
of (a) the quotient of (i) the LIBOR Rate divided by (ii) one minus the LIBOR Reserve Percentage, stated as a decimal, plus (b) the Applicable Margin for LIBOR Advances. The LIBOR Basis shall be rounded upward to the nearest one-sixteenth of one percent (1/16%) and shall apply to Interest Periods of one (1), two (2), three (3), and six (6) months, and, once determined, shall be subject to Article 10 hereof and shall remain unchanged during the applicable Interest
   ----------
Period, except for changes to reflect adjustments in the LIBOR Reserve Percentage and the Applicable Margin.

     "LIBOR Bid Rate" shall mean a rate per annum equal to the sum of (a) the
      --------------
quotient of (i) the LIBOR Rate for the term in question divided by (ii) one minus the LIBOR Reserve Percentage, stated as a decimal, plus or minus (b) the Margin.

     "LIBOR Bid Rate Advance" shall mean a Bid Rate Advance that bears interest
      ----------------------
at the LIBOR Bid Rate.

     "LIBOR Rate" shall mean, for any Interest Period, (a) if the Request for
      ----------
Revolving Credit Advance (whether in writing or by telephone) for such borrowing is received by the Administrative Agent three (3) or more Business Days prior to the commencement of such Interest Period, the interest rate per annum equal to the offered rate for deposits in United States dollars (rounded to four decimal places) in amounts comparable to the principal amount of, and for a length of time comparable to the Interest Period for, the LIBOR Advance to be made by the Lenders, which interest rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period; provided, however, that (i) if more than one such offered rate appears
        --------  -------
on Telerate Page 3750, the LIBOR Rate shall be the arithmetic average (rounded to four decimal places) of such offered rates, or (ii) if no such offered rates appear on such page, the LIBOR Rate shall be the interest rate per annum (rounded to four decimal places) at which United States dollar deposits are offered to the Administrative Agent in the London interbank borrowing market at approximately 11:00 a.m. (Dallas time) on the date two (2) Business Days prior to the first day of such Interest Period in an amount comparable to the principal amount of, and for a length of time comparable to the Interest Period for, the LIBOR Advance to be made by the Lenders, and (b) if the Request for Revolving Credit Advance (whether in writing or by telephone) for such borrowing is received two (2) Business Days prior to the commencement of such Interest Period, the interest rate per annum (rounded to four decimal places) at which United States dollar deposits are offered to the Administrative Agent in the London interbank borrowing market at approximately 10:00 a.m. (Dallas time) on the date two (2) Business Days prior to the first day of such Interest Period in an amount comparable to the principal amount of, and for a length of time comparable to the Interest Period for, the LIBOR Advance to be made by the Lenders, it being expressly understood that the Administrative Agent may not actually purchase any such time deposits and obtain such funds.

     "LIBOR Reserve Percentage" shall mean the percentage which is in effect
      ------------------------
from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the actual reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), to the extent that any Lender has any Eurocurrency Liabilities subject to such reserve requirement at that time. The LIBOR Basis for any LIBOR Advance shall be adjusted as of the effective date of any change in the LIBOR Reserve Percentage.

     "Lien" shall mean, with respect to any property, any mortgage, lien,
      ----
pledge, conditional assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind in respect of such property, whether or not choate, vested, or perfected. For purposes of this Agreement, the Borrower or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan Documents" shall mean, without limitation, this Agreement, the Notes,
      --------------
that certain side agreement between the Borrower and the Administrative Agent relating to agency fees payable from time to time, all Requests for Revolving Credit Advance and any other document or agreement executed or delivered from time to time by the Borrower or any of its Subsidiaries in connection herewith.

     "Loans" shall mean, collectively, the amounts advanced by the Lenders to
      -----
the Borrower under this Agreement, not to exceed the aggregate amount of the Commitment, and evidenced by the Notes.

     "Majority Lenders" shall mean, at any time, Lenders the total of whose
      ----------------
Commitment Ratios equals or exceeds 66.6667% (excluding from such calculation the Commitment Ratios of any Lenders who fail to fund Advances as provided in

Section 2.2(h) hereof); provided, however, if the Commitment has terminated,
--------------          --------  -------
"Majority Lenders" shall mean Lenders holding at least 66.6667% of the then
-----------------
aggregate unpaid principal amount of Advances.

     "Margin" shall mean, as to any LIBOR Bid Rate Advance, the margin
      ------
(expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added or subtracted from the LIBOR Rate to determine the interest rate applicable to such Advance.

     "Margin Stock" shall have the meaning ascribed thereto in Section 4.1(o)
      ------------                                             --------------
hereof.

     "Materially Adverse Effect" shall mean any materially adverse effect upon
      -------------------------
the business, assets, liabilities, or financial condition of the Borrower and its Subsidiaries, taken as a whole, or upon the ability of the Borrower to perform the Obligations.

     "Maturity Date" shall mean September 1, 2002, or such earlier date as
      -------------
payment of the Loans shall be due (whether by acceleration or otherwise).

     "Multiemployer Plan" shall mean a multiemployer plan defined as such in
      ------------------
Section 3(37) of ERISA to which contributions have been made by the Borrower, any of its Subsidiaries or any ERISA Affiliate and which is covered by Title IV of ERISA.

     "NationsBank" shall mean NationsBank of Texas, N.A.
      -----------

     "Necessary Authorizations" shall mean all authorizations, consents,
      ------------------------
permits, approvals, licenses, and exemptions from, and all filings and registrations with, and all reports to, any governmental or other regulatory authority whether federal, state, or local, and all agencies thereof, necessary for the conduct of the businesses and the ownership (or lease) of the properties and assets of the Borrower or any of its Subsidiaries.

     "Net Proceeds" shall mean, with respect to any sale, lease, transfer or
      ------------
other disposition of assets by the Borrower or any of its Subsidiaries, the aggregate amount of cash received by such Person for such assets (including, without limitation, any payments received for non-competition covenants, consulting or management fees in connection with such sale, and any portion of the amount received evidenced by a promissory note or other evidence of Indebtedness issued by the purchaser), net of (i) amounts reserved, if any, for taxes payable with respect to any such sale (after application of any available losses, credits or other offsets), (ii) the amount, if any, required to be reserved in accordance with GAAP, and so reserved, in connection with any contingent obligation of the seller/transferee in such transaction to pay or expend any amount under the terms of the documentation relating to such transaction, (iii) reasonable and customary transaction costs properly attributable to such transaction and payable by the Borrower or any of its Subsidiaries (other than to an Affiliate) in connection with such sale, lease, transfer or other disposition of assets, including, without limitation, commissions, and (iv) until actually received by the Borrower or any of its Subsidiaries, any amount the payment of which has been deferred (whether held in escrow, hold back, set aside for reserves or similar arrangement) and not received at the closing of such transaction, or evidenced by a promissory note or other evidence of Indebtedness issued by a purchaser or non-compete agreement or covenant or otherwise for which compensation is paid over time. Upon receipt by the Borrower or any of its Subsidiaries of (A) amounts referred to in item
(iv) of the preceding sentence, or (B) if there shall occur any reduction in the reserves referred to in items (i) or (ii) of the preceding sentence resulting in a payment to the Borrower, such amounts shall then be deemed to be "Net
                                                                    ---
Proceeds".

     "Notes" shall mean, collectively, the Revolving Credit Notes, the Bid Rate
      -----
Notes and the Swing Line Note.

     "Notice of Acceptance of Bid" shall mean any certificate signed by an
      ---------------------------
Authorized Signatory of the Borrower accepting bids for Bid Rate Advances, which certificate shall be in substantially the form of Exhibit K hereto.
                          ---------

     "Obligations" shall mean (a) all payment and performance obligations of the
      -----------
Borrower to the Lenders and the Administrative Agent under this Agreement and the other Loan Documents, as they may be amended from time to time, or as a result of making the Loans, and (b) the obligation to pay an amount equal to the amount of any and all damages which the Lenders and the Administrative Agent, or any of them, may suffer by reason of a breach by the Borrower of any obligation, covenant, or undertaking with respect to this Agreement or any other Loan Document.

     "Payment Date" shall mean the last day of each Interest Period.
      ------------

     "Permitted Liens" shall mean, as applied to any Person:
      ---------------

          (a) Any Lien in favor of the Administrative Agent and the Lenders given to secure the Obligations;

          (b) (i) Liens on real estate for real estate taxes not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies, or claims the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books, but only so long as no foreclosure, distraint, sale, or similar proceedings have been commenced with respect thereto and remain unstayed for a period of thirty (30) days after their commencement;

          (c) Liens of carriers, warehousemen, mechanics, laborers, and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

          (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance;

          (e) Restrictions on the transfer of assets imposed by any federal, state or local statute, regulation or ordinance applicable to such Person;

          (f) Easements, rights-of-way, restrictions, and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person, or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of such Person;

          (g) Liens securing Indebtedness of Subsidiaries of the Borrower in an aggregate principal amount permitted pursuant to Section 7.2(b) hereof;
                                                      --------------

          (h) Judgment Liens against assets of the Borrower and its Subsidiaries arising in connection with court proceedings which do not exceed $75,000,000 in the aggregate when added to all Liens permitted under clause (g) of this definition;

          (i) Liens securing Indebtedness of the Borrower to the extent that such Indebtedness is ratably secured with the Obligations and rank pari
                                                                        ----
     passu at all times with the Obligations;
     -----

          (j) Capitalized Lease Obligations of the Borrower in an aggregate amount outstanding from time to time not to exceed $25,000,000; and

          (k)  Other Liens solely on Margin Stock.

     "Person" shall mean an individual, a corporation, a partnership, a limited
      ------
liability company, a trust, or an unincorporated organization, or a government or any agency or political subdivision thereof.

     "Plan" shall mean an employee benefit plan within the meaning of Section
      ----
3(3) of ERISA or any other plan maintained for employees of any Person or any affiliate of such Person.

     "Prime Rate" shall mean, at any time, the rate of interest per annum
      ----------
publicly announced from time to time by NationsBank as its "prime rate" in effect at its principal office in Dallas, Texas; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. The Prime Rate is not necessarily the lowest rate of interest charged to borrowers of NationsBank or its affiliates.

     "Reportable Event" shall have the meaning set forth in Section 4043(b) of
      ----------------
ERISA.

     "Request for Revolving Credit Advance" shall mean any certificate signed by
      ------------------------------------
an Authorized Signatory of the Borrower requesting a Revolving Credit Advance hereunder which will increase the aggregate amount of the Revolving Credit Advances outstanding, which certificate shall be denominated a "Request for
                                                                -----------
Revolving Credit Advance," and shall be in substantially the form of Exhibit C
------------------------                                             ---------
attached hereto. Each Request for Revolving Credit Advance shall, among other things, (a) specify the date of the Advance, which shall be a Business Day, the amount of the Advance, the type of Advance, and, with respect to Fixed Rate Advances, the Interest Period selected by the Borrower, (b) state that there shall not exist, on the date of the requested Advance and after giving effect thereto, a Default or an Event of Default, and (c) set forth the calculations after giving effect to the requested Advance for Sections 2.3(h), 2.4 and 7.6
                                                 ---------------  ---     ---
hereof.

     "Restricted Payment" shall mean any direct or indirect distribution,
      ------------------
dividend or other
payment to any Person on account of any capital stock of, general or limited partnership interest (whether common or preferred) in, or other equity securities of, the Borrower or in connection with any tax sharing agreement (other than tax sharing agreements having the Borrower or one of its Subsidiaries as the tax paying entity under such agreement and that certain tax indemnity agreement between the Borrower and Teledyne, Inc.).

     "Restricted Purchase" shall mean any payment on account of the purchase,
      -------------------
redemption or other acquisition or retirement of any capital stock of, general or limited partnership interest in, or other securities of, the Borrower.

     "Revolving Credit Advances" shall mean an Advance made pursuant to Section
      -------------------------                                         -------
2.1(a) hereof.
------

     "Revolving Credit Notes" shall mean those certain promissory notes in the
      ----------------------
aggregate original principal amount of $350,000,000, one issued to each of the Lenders by the Borrower, each one substantially in the form of Exhibit B
                                                               ---------
attached hereto, any other promissory notes issued by the Borrower to evidence Revolving Credit Advances, and any extensions, renewals or amendments to, or any replacements of, the foregoing.

     "Risk-Based Capital Ratio" shall mean the risk-based capital ratio of any
      ------------------------
applicable Person adopted from time to time by the National Association of Insurance Commissioners or by the state department of insurance of the state of domicile of the insurance company in question. In the event that there is a conflict between the risk-based capital ratio formulae adopted by the National Association of Insurance Commissioners and any applicable state department of insurance, the formula adopted by such state department of insurance shall be the applicable formula for purposes of this Agreement.

     "SAP" shall mean, with respect to any insurance company, statutory
      ---
accounting practices prescribed or permitted by the National Association of Insurance Commissioners and, as applicable, the state department of insurance of the state of domicile of such insurance company for the preparation of financial statements and reports by insurance companies of the same type as such insurance company.

     "Subsidiary" shall mean, as applied to any Person, (a) any corporation of
      ----------
which fifty percent (50%) or more of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which fifty percent (50%) or more of the outstanding partnership interests is at the time owned by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, and
(b) any other entity which is controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, whether by contract or otherwise.

     "Swing Line Advance" shall mean an Advance made pursuant to Section 2.1(b)
      ------------------                                         --------------
hereof.

     "Swing Line Facility" shall have the meaning specified in Section 2.1(b)
      -------------------                                      --------------
hereof.

     "Swing Line Lender" shall mean NationsBank and any successor thereto
      -----------------
appointed pursuant to Section 9.13 hereof.
                      ------------

     "Swing Line Note" shall mean that certain promissory note in the principal
      ---------------
amount of $10,000,000, issued by the Borrower to the Swing Line Lender, substantially in the form of Exhibit G attached hereto, and any other promissory
                             ---------
note issued by the Borrower to evidence Swing Line Advances, and any extensions, renewals or amendments to, or any replacements of, the foregoing.

     "Swing Line Rate" shall mean, with respect to any Swing Line Advance, the
      ---------------
fixed interest rate per annum charged thereon by the Swing Line Lender and based upon the Swing Line Lender's cost of funds, but in no event shall the Swing Line Rate in effect on any date exceed the LIBOR Basis that would otherwise be in effect on such date for LIBOR Advances.

     "Total Capitalization" shall mean as of any date, the sum of (a) the
      --------------------
Borrower's Consolidated Net Worth and (b) without duplication, Total Debt.

     "Total Debt" shall mean, with respect to the Borrower and its Subsidiaries
      ----------
on a consolidated basis, (a) indebtedness created, issued or incurred by any such Person for borrowed money (whether by loan or the issuance and sale of debt securities), but excluding customer deposits, investment accounts and certificates, insurance reserves and passbook accounts; (b) obligations of any such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business; (c) indebtedness of others secured by a Lien on the property of any such Person, whether or not the respective indebtedness so secured has been assumed by any such Person; (d) obligations of any such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of any such Person; (e) Capitalized Lease Obligations of any such Person; and (f) indebtedness of others of the types described in clauses (a), (b), (d) and (e) of this definition of Total Debt, which is guaranteed by any such Person, all as determined in accordance with GAAP.

     "Trinity" shall mean Trinity Universal Insurance Company, a Texas
      -------
corporation and a wholly-owned Subsidiary of the Borrower.

     "United Insurance" shall mean United Insurance Company of America, an
      ----------------
Illinois corporation and a wholly-owned Subsidiary of the Borrower.

     Each definition of an agreement in this Article 1 shall include such
                                             ---------
agreement as modified, amended, or supplemented from time to time with the prior written consent of the

Majority Lenders, except as provided in Section 11.12 hereof, and except where
                                        -------------
the context otherwise requires, definitions imparting the singular shall include the plural and vice versa. Except where otherwise specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns. All terms used herein which are defined in Article 9 of the Uniform Commercial Code in effect in the State of Texas on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

     1.2  Accounting Terms and Determinations.
          -----------------------------------

     (a) Except with respect to Consolidated Net Worth or as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent and the Lenders hereunder shall (unless otherwise disclosed to the Administrative Agent and the Lenders in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared in accordance with GAAP or SAP, as the case may be, as in effect from time to time.

     (b) To the extent not reflected in the annual or quarterly financial statements delivered pursuant to Sections 6.1, 6.2 or 6.3 hereof, the Borrower
                                 ------------  ---    ---
shall deliver to the Administrative Agent and the Lenders at the same time as the delivery of such financial statements under Sections 6.1, 6.2 and 6.3 hereof
                                                ------------  ---     ---
a description in reasonable detail of any material variation between the application of accounting principles and practices employed in the preparation of such statement and the application of accounting principles and practices employed in the preparation of the next preceding annual or quarterly financial statements and reasonable estimates of the difference between such statements arising as a consequence thereof.


ARTICLE 2. LOANS.

     2.1   The Loans.
           ---------

     (a)   Revolving Credit Advances. The Lenders agree, severally in accordance
           -------------------------
with their respective Commitment Ratios, and not jointly, upon the terms and subject to the conditions of this Agreement, to lend and re-lend Revolving Credit Advances to the Borrower, on or prior to the Maturity Date, in amounts which in the aggregate at any one time outstanding do not exceed the Commitment. Notwithstanding anything herein to the contrary, at no time shall the sum of the aggregate amount of outstanding (i) Revolving Credit Advances plus (ii) Swing Line Advances, plus (iii) Bid Rate Advances exceed the Commitment as then in effect.

     (b)   Swing Line Advances. The Swing Line Lender agrees, upon the terms and
           -------------------
conditions of this Agreement, to lend and re-lend Swing Line Advances to the Borrower, on or prior to the Maturity Date, in an aggregate amount that does not exceed the lesser of (i) $10,000,000 and (ii) the remainder of (A) the Commitment minus (B) the sum of the aggregate outstanding principal amount of
(i) Revolving Credit Advances and (ii) Bid Rate

Advances (the "Swing Line Facility"). Each Swing Line Advance shall be in an
               -------------------
amount not less than $100,000 or an integral multiple thereof and shall be for a term of no more than seven calendar days.

     (c)   Bid Rate Advances.  Each Lender may, in its sole discretion and upon
           -----------------
the terms and conditions set forth in this Agreement, make Bid Rate Advances to the Borrower, on or prior to the Maturity Date such that the aggregate Bid Rate Advances outstanding is not in excess of the difference between (i) the Commitment minus (ii) the sum of (A) the aggregate principal amount of all Revolving Credit Advances outstanding plus (B) the aggregate principal amount of all Swing Line Advances outstanding. Bid Rate Advances may either bear interest at the Absolute Bid Rate or the LIBOR Bid Rate. Each Absolute Bid Rate Advance shall be for a term of not less than seven (7) calendar days and not more than 180 days. Each LIBOR Bid Rate Advance shall be for a term of one (1), two (2), three (3) or six (6) months. Each borrowing of Bid Rate Advances shall be in an aggregate principal amount which is at least $5,000,000 and which is an integral multiple of $1,000,000 in excess thereof, and each Bid Rate Advance by a Lender shall be in a principal amount which is at least $1,000,000 and which is an integral multiple of $1,000,000 in excess thereof. No Lender shall have any obligation to make Bid Rate Advances, and the Borrower shall have no obligation to accept any offer for Bid Rate Advances.

     (d)   Use of Proceeds. The Lenders, and the Borrower agree that the
           ---------------
proceeds of the Loans may be used for any general corporate purposes of the Borrower.

     2.2   Manner of Borrowing and Disbursement.
           ------------------------------------

     (a)   Choice of Interest Rate, etc.  Any Revolving Credit Advance shall, at
           -----------------------------
the option of the Borrower, be made as a Base Rate Advance, a LIBOR Advance or a CD Rate Advance. Notwithstanding the foregoing, and without in any way limiting the rights of the Lenders to refuse to make any Revolving Credit Advance hereunder at any time any Default or Event of Default has occurred and is continuing, the Borrower may in no event select a Fixed Rate Advance if, at the time of such selection, a Default or Event of Default has occurred and is continuing. Fixed Rate Advances shall in all cases be subject to Article 10
                                                                  ----------
hereof. Any notice given to the Administrative Agent in connection with a requested Revolving Credit Advance hereunder shall be given to the Administrative Agent prior to 10:00 a.m. (Dallas time) in order for such Business Day to count toward the minimum number of Business Days required.

     (b)   Base Rate Advances.
           ------------------

           (i)  Initial Advances.  The Borrower shall give the Administrative
                ----------------
     Agent in the case of Base Rate Advances at least one (1) Business Day's irrevocable prior written notice in the form of a Request for Revolving Credit Advance, or notice by telephone or telecopy followed immediately by a Request for Revolving Credit Advance; provided, however, that the failure by the Borrower to confirm any notice by telephone or telecopy with a Request for Revolving Credit Advance shall not invalidate any notice so given. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof.

          (ii)  Repayments and Reborrowings.  The Borrower may repay or prepay a
                ---------------------------
     Base Rate Advance without regard to its Payment Date, subject, however, to
     Section 2.6 hereof, and (a) upon at least one (1) Business Days'
     -----------
     irrevocable prior written notice, reborrow all or a portion of the principal amount thereof as one or more Base Rate Advances, (b) upon at least two (2) Business Days' irrevocable prior written notice, reborrow all or a portion of the principal thereof as one or more LIBOR Advances, (c) upon at least two (2) Business Days' irrevocable prior written notice, reborrow all or a portion of the principal thereof as one or more CD Rate Advances, or (d) not reborrow all or any portion of such Base Rate Advance. On the date indicated by the Borrower, such Base Rate Advance shall be so repaid and, as applicable, reborrowed. The failure by the Borrower to give timely notice under this Section prior to any Payment Date for a Base Rate
                              -------
     Advance shall be deemed to be a Request for Revolving Credit Advance for a Base Rate Advance on such date unless such Advance is repaid on such date.

     (c)  LIBOR Advances.
          --------------

          (i)  Initial Advances.  The Borrower shall give the Administrative
               ----------------
     Agent in the case of LIBOR Advances at least two (2) Business Days' irrevocable prior written notice in the form of a Request for Revolving Credit Advance, or notice by telephone or telecopy followed immediately by a Request for Revolving Credit Advance; provided, however, that the failure
                                             --------  -------
     of the Borrower to confirm any notice by telephone or telecopy with a Request for Revolving Credit Advance shall not invalidate any notice so given. The Administrative Agent, whose determination shall be conclusive, shall determine the available LIBOR Basis and shall notify the Borrower of such LIBOR Basis. The Borrower shall promptly notify the Administrative Agent by telecopy or by telephone, and shall immediately confirm any such telephonic notice in writing, of its selection of a LIBOR Basis and Interest Period for such Advance; provided, however, that a failure by the
                                       --------  -------
     Borrower to confirm any such telephonic notice in writing shall not invalidate any notice so given. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof.

          (ii)  Repayments and Reborrowings.  (A) At least two (2) Business Days
                ---------------------------
     prior to the Payment Date for each LIBOR Advance, the Borrower shall give the

     Administrative Agent written notice specifying whether all or a portion of such LIBOR Advance outstanding on the Payment Date is to be repaid and then reborrowed in whole or in part as a LIBOR Advance, (B) at least one
     (1) Business Day prior to the Payment Date for each LIBOR Advance, the Borrower shall give the Administrative Agent written notice specifying whether all or a portion of such LIBOR Advance is to be repaid and then reborrowed in whole or in part as a Base Rate Advance, or (C) at least two
     (2) Business Days prior to the Payment Date for each LIBOR Advance, the Borrower shall give the Administrative Agent written notice specifying whether all or a portion of such LIBOR Advance is to be repaid and then reborrowed in whole or in part as a CD Rate Advance. Upon such Payment Date such LIBOR Advance will, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

     (d)  CD Rate Advances.
          ----------------

          (i)  Initial Advances.  The Borrower shall give the Administrative
               ----------------
     Agent in the case of CD Rate Advances at least two (2) Business Days' irrevocable written notice in the form of a Request for Revolving Credit Advance, or notice by telephone or telecopy followed immediately by a Request for Revolving Credit Advance; provided, however, that the failure
                                           --------  -------
     of the Borrower to confirm any notice by telephone or telecopy with a Request for Revolving Credit Advance shall not invalidate any notice so given. The Administrative Agent, whose determination shall be conclusive, shall determine the available CD Rate Basis and shall notify the Borrower of such CD Rate Basis. The Borrower shall promptly notify the Administrative Agent by telecopy or by telephone, and shall immediately confirm any such telephonic notice in writing, of its selection of a CD Rate Basis and Interest Period for such Advance; provided, however, that a
                                                      --------  -------
     failure by the Borrower to confirm any such telephonic notice in writing shall not invalidate any notice so given. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof.

          (ii) Repayments and Reborrowings.  (A) At least two (2) Business Days
               ---------------------------
     prior to the Payment Date for each CD Rate Advance, the Borrower shall give the Administrative Agent written notice specifying whether all or a portion of such CD Rate Advance outstanding on the Payment Date is to be repaid and then reborrowed in whole or in part as a CD Rate Advance, (B) at least one
     (1) Business Day prior to the Payment Date for each CD Rate Advance, the Borrower shall give the Administrative Agent written notice specifying whether all or a portion of such CD Rate Advance is to be repaid and then reborrowed in whole or in part as a Base Rate Advance, or (C) at least two
     (2) Business Days prior to the Payment Date for each CD Rate Advance, the Borrower shall give the Administrative Agent written notice specifying whether all or a portion of such CD Rate Advance is to be repaid and then reborrowed in whole or in part as a LIBOR Advance. Upon such Payment Date such CD Rate Advance will, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

     (e)  Swing Line Advances.  The Borrower shall give the Administrative Agent
          -------------------
and the

Swing Line Lender irrevocable telephonic notice of its intention to borrow or reborrow a Swing Line Advance prior to 12:00 p.m. (Dallas time) on the date of any proposed Swing Line Advance; provided, however, (i) the Borrower shall deliver written notice at least once a week confirming the telephonic notices given by the Borrower with respect to Swing Line Advances during the immediately preceding week and (ii) that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given. Such notice of borrowing shall specify the requested funding date, which shall be a Business Day, and the amount of the proposed Swing Line Advance. Upon receipt of such notice of borrowing, the Swing Line Lender shall promptly notify the Borrower of the Swing Line Rate applicable to such proposed Swing Line Advance.

     (f)  Bid Rate Advances.  With respect to each borrowing consisting of Bid
          -----------------
Rate Advances, the Borrower shall give the Administrative Agent prior to 10:00 a.m. (Dallas time), (i) in the case of LIBOR Bid Rate Advances, at least four Business Days prior to the proposed date of borrowing and (ii) in the case of Absolute Bid Rate Advances, at least three Business Days prior to the proposed date of borrowing, written notice of its intention to borrow Bid Rate Advances pursuant to a Bid Rate Advance. Such Bid Rate Advance Request shall specify (i) the requested date of borrowing, which shall be a Business Day, (ii) the aggregate amount of the proposed borrowing of Bid Rate Advances (which shall be at least $5,000,000 and which is an integral multiple of $1,000,000 in excess thereof), (iii) the Interest Period with respect thereto, provided that such Interest Period shall not extend past the Maturity Date, and (iv) whether the Bid Rate Advances requested are Absolute Bid Rate Advances or LIBOR Bid Rate Advances. Bid Rate Advance Requests that do not conform substantially to the format of Exhibit H may be rejected by the Administrative Agent, and the
          ---------
Administrative Agent shall give prompt notice to the Borrower of such rejection. The Borrower shall pay a $1,000 non-refundable, administrative fee for the account of the Administrative Agent for each notice of proposed borrowing consisting of Bid Rate Advances. Such fee shall be paid to the Administrative Agent on the date of delivery of the Borrower's notice of intention to borrow Bid Rate Advances, and shall not be refunded notwithstanding that the proposed borrowing is canceled by Borrower or no Lender offers to make a Bid Rate Advance.

          (i) Upon the receipt by the Administrative Agent of a Bid Rate Advance Request that conforms with the requirements herein, the Administrative Agent shall, by telecopy in the form of the Invitation to Bid, invite each Lender to bid, on the terms and conditions of this Agreement, to make Bid Rate Advances pursuant to the Bid Rate Advance Request.

          (ii) Each Lender shall, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Bid Rate Advances to the Borrower as part of such proposed borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by delivering a Confirmation of Bid to the Administrative Agent before 10:00 a.m. (Dallas time), (A) three Business Days prior to the proposed date of borrowing, in the case of a request for LIBOR Bid Rate Advances, and (B) two Business Days prior to the proposed date of borrowing, in the case of a request for Absolute Bid Rate Advances, (1) setting forth (a) the minimum amount (which shall be $1,000,000 or an integral multiple in excess thereof) and maximum amount of each Bid Rate Advance which such Lender would be willing to make as part of the proposed borrowing (which amounts may exceed such Lender's Commitment Ratio) and (b) the Absolute Bid Rate or Margin therefor, as applicable, and (2) confirming the Interest Period therefor. Confirmation of Bids that do not conform substantially to Exhibit J may be rejected by the Administrative Agent, and
                      ---------
     the Administrative Agent shall notify the applicable Lender of such rejection as soon as practicable. If any Lender shall fail to respond to the Administrative Agent by such time, such Lender shall be deemed to have elected not to make an offer. Any Confirmation of Bid submitted by a Lender pursuant to this Section 2.2(f)(ii) is irrevocable.
                      ------------------


          (iii) The Administrative Agent shall promptly notify the Borrower of the number of Confirmation of Bids, the interest rate(s) and Interest Period(s) applicable thereto, the maximum principal amount bid at each interest rate for each Interest Period, and the identity of each Lender submitting a Confirmation of Bid.

          (iv) Not later than 12:00 noon (Dallas time) (A) three Business Days prior to the proposed date of borrowing in the case of LIBOR Bid Rate Advances and (B) two Business Days prior to the proposed date of the proposed borrowing in the case of Absolute Bid Rate Advances, the Borrower shall, in turn, either

                (A) cancel such proposed borrowing by giving the Administrative Agent notice to that effect, or

                (B) accept one or more of the offers made by any Lender or Lenders pursuant to clause (ii) above, in its sole discretion, by giving notice to the Administrative Agent of the amount of each Bid Rate Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, for which notification was given to the Borrower by any Lender for such Bid Rate Advance pursuant to clause (ii) above) to be made by each Lender as part of such borrowing, and reject any remaining offers made by Lenders pursuant to clause (ii) above by giving the Administrative Agent notice to that effect; provided, however, that if offers are made by two or more such Lenders with the same LIBOR Bid Rates or Absolute Bid Rates for a greater aggregate principal amount than the amount for which such offers are accepted for the related term, the principal amount of Bid Rate Advances accepted shall be allocated by the Borrower among such Lenders as nearly as possible (in multiples not less than $1,000,000) in proportion to the aggregate principal amount of such offers, and (3) the aggregate principal amount of offers accepted by the Borrower shall not exceed the maximum amount contained in the related Bid Rate Advance Request.

          (v) The Administrative Agent shall promptly give telephonic notice to each bidding Lender if any of its offers have been accepted (and if so, in what amount, at what interest rate and for what Interest Period), and each successful Lender will thereupon become bound, subject to the other applicable conditions hereof, to make each Bid Rate Advance for which its offer has been accepted.

          (vi) After completing the notifications referred to in clause (v) above, the Administrative Agent shall notify each bidding Lender (A) the aggregate amount of Bid Rate Advances made in connection with such proposed borrowing, (B) the maturities thereof, and (C) the lowest and highest interest rates at which Bid Rate Advances were made for each maturity.

          (vii) If the Administrative Agent shall at any time elect to submit a bid for a Bid Rate Advance in its capacity as a Lender, it shall submit such bid directly to the Borrower one-half hour earlier than the latest time at which other Lenders are required to submit their bid to the Administrative Agent pursuant to Section 2(f)(ii) hereof.
                                      ----------------
          (viii) If the Borrower accepts one or more offers made by any Lender or Lenders pursuant to clause (iv)(B) above, each such Lender shall, unless any applicable condition specified in Article 3 hereof has not been
                                           ---------
     satisfied, not later than 12:00 noon (Dallas time) on the date of a Bid Rate Advance hereunder, make available to the Administrative Agent the principal amount of each Bid Rate Advance in immediately available funds, to be disbursed by the Administrative Agent by wire transfer pursuant to instructions of the Borrower.

     (g)  Notification of Lenders.  Upon receipt of a Request for Revolving
          -----------------------
Credit Advance or a written notice under this Section 2.2 with respect to a
                                              -----------
Revolving Credit Advance from the Borrower with respect to a reborrowing of any then outstanding Revolving Credit Advance on the Payment Date for such Advance, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof and the amount of such Lender's portion of the applicable Advance. Each Lender shall, not later than 10:30 a.m. (Dallas time) on the date specified in such notice, make available to the Administrative Agent at the Administrative Agent's Office, or at such account as the Administrative Agent shall designate, the amount of its portion of the applicable Revolving Credit Advance in immediately available funds.

     (h)  Disbursement of Revolving Credit Advances.  Prior to 2:00 p.m. (Dallas
          -----------------------------------------
time) on the date of a Revolving Credit Advance hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in this

Section 2.2 and in Article 3 hereof, disburse the amounts made available to the
-----------        ---------
Administrative Agent by the Lenders in like funds by transferring the amounts so made available by wire transfer pursuant to the instructions of the Borrower. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Revolving Credit Advance that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Advance, and so long as notice has been given as provided in Section 2.2(g)
                                                             --------------
hereof, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may, in its sole discretion and in reliance upon such assumption, make available to the

Borrower on such date a corresponding amount. If and to the extent such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's portion of the applicable Advance for purposes of this Agreement. If such Lender does not repay such corresponding amount immediately upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent, together with all interest accrued thereon at the Interest Rate Basis that would have applied to such Advance had such Lender funded its portion thereof. The failure of any Lender to fund its portion of any Revolving Credit Advance shall not relieve any other Lender of its obligation, if any, hereunder to fund its respective portion of such Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender. In the event that, at any time when the Borrower is not in Default, a Lender for any reason (other than the failure of the Borrower to satisfy the conditions herein to a Revolving Credit Advance or the Administrative Agent's failure to give notice of such Advance as required hereunder) fails or refuses to fund its portion of a Revolving Credit Advance at a time when the Majority Lenders have funded their respective portions of such Advance, then, until such time as such Lender has funded its portion of such Advance, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Advance, such non-funding Lender shall (i) have no right to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and (ii) shall be entitled to receive no payments of principal, interest or fees from the Borrower in respect of such Loans which such Lender failed to make or any Facility Fee.

     (i)  Disbursement of Swing Line Advances.  Prior to 3:00 p.m. (Dallas time)
          -----------------------------------
on the date of a Swing Line Advance hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in this Section 2.2 and
                                                                -----------
in Article 3 hereof, disburse the amounts made available to the Administrative
   ---------
Agent by the Swing Line Lender in like funds by transferring the amounts so made available by wire transfer pursuant to the instructions of the Borrower. Forthwith upon demand by the Swing Line Lender at any time after a Default or Event of Default, and in any event upon the making of the direction specified in
Section 8.2 hereof to authorize the Administrative Agent to declare the Loans
-----------
due and payable pursuant to the provisions of Section 8.2 hereof, each Lender,
                                              -----------
including the Swing Line Lender, notwithstanding the failure of the Borrower at such time to satisfy each condition specified in Article 3 hereof, shall make by
                                                 ---------
12:00 noon (Dallas time) on the first Business Day following receipt by such Lender of notice from the Swing Line Lender, a Revolving Credit Advance which is a Base Rate Advance in an amount equal to the product of (i) the Commitment Ratio of such Lender times (ii) the aggregate outstanding principal amount of the Swing Line Advances. The proceeds of such Revolving Credit Advances shall be applied by the Administrative Agent to repay the outstanding Swing Line Advances.

     2.3  Interest.
          --------

     (a)  On Base Rate Advances.  Interest on each Base Rate Advance shall be
          ---------------------
computed on the basis of a year of 365/366 days for the actual number of days elapsed and shall be payable at the Base Rate for such Advance (but not in excess of the Highest Lawful Rate) quarterly in arrears on the applicable Payment Date. Any Base Rate Advances and accrued interest thereon outstanding on the Maturity Date shall also be due and payable on the Maturity Date.

     (b)  On LIBOR Advances.  Interest on each LIBOR Advance shall be computed
          -----------------
on the basis of a 360-day year for the actual number of days elapsed and shall be payable at the LIBOR Basis for such Advance (but not in excess of the Highest Lawful Rate) in arrears on the applicable Payment Date, and, in addition, if the Interest Period for a LIBOR Advance exceeds three (3) months, interest on such LIBOR Advance shall also be due and payable in arrears on the three-month anniversary of the beginning of such Interest Period. Any LIBOR Advances and accrued interest thereon outstanding on the Maturity Date shall also be due and payable on the Maturity Date.

     (c)  On CD Rate Advances.  Interest on each CD Rate Advance shall be
          -------------------
computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable at the CD Rate Basis for such Advance (but not in excess of the Highest Lawful Rate) in arrears on the applicable Payment Date, and, in addition, if the Interest Period for a CD Rate Advance exceeds ninety (90) days, interest on such CD Rate Advance shall also be due and payable in arrears on the ninetieth day from the beginning of such Interest Period. Any CD Rate Advances and accrued interest thereon outstanding on the Maturity Date shall also be due and payable on the Maturity Date.

     (d)  On Swing Line Advances.  Interest on each Swing Line Advance shall be
          ----------------------
computed on the basis of a year of 365/366 days for the actual number of days elapsed and shall be payable at the Swing Line Rate for such Advance in arrears on the Applicable Payment Date that it is due. Any Swing Line Advances and accrued interest thereon outstanding on the Maturity Date shall also be due and payable on the Maturity Date.

     (e)  Bid Rate Advances.  Interest on each Absolute Bid Rate Advance shall
          -----------------
be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable at the Absolute Bid Rate offered by the Lender making such Advance (but not in excess of the Highest Lawful Rate) in arrears on the applicable Payment Date, and, in addition, if the Interest Period for an Absolute Bid Rate Advance exceeds ninety (90) days, interest on such Absolute Bid Rate Advance shall also be due and payable in arrears the ninetieth day from the beginning of such Interest Period. Any Absolute Bid Rate Advances and accrued interest thereon outstanding on the Maturity Date shall also be due and payable on the Maturity Date. Interest on each LIBOR Bid Rate Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable at the LIBOR Bid Rate offered by the Lender making such Advance (but not in excess of the Highest Lawful Rate) in arrears on the applicable Payment Date, and, in addition, if the Interest Period for a LIBOR Bid Rate Advance exceeds three (3) months, interest on such LIBOR Bid Rate Advance shall also be due and payable in arrears on the three-month anniversary of the beginning of such Interest Period. Any LIBOR Bid Rate Advances and accrued interest thereon outstanding on the Maturity Date shall also be due and payable on the Maturity Date.

     (f)  If No Notice of Selection of Interest Rate Basis.  If the Borrower
          ------------------------------------------------
fails to give the Administrative Agent timely notice of its selection of a LIBOR Basis or a CD Rate Basis, or if for any reason (other than as a result of the gross negligence or willful misconduct of the Administrative Agent) a determination of a LIBOR Basis or a CD Rate Basis for any Revolving Credit Advance is not timely concluded, the Base Rate shall apply to such Advance, and if the Borrower shall fail to elect to reborrow any Advance then outstanding prior to the last Payment Date applicable thereto in accordance with the provisions of Section 2.2(c)(ii) or 2.2(d)(ii) hereof, the Base Rate shall apply
              ------------------    ----------
to such Advance commencing on such Payment Date if such Advance is not repaid on such Payment Date.

     (g)  Upon Default.  Immediately upon the (i) occurrence and during the
          ------------
continuance of an Event of Default set forth in Sections 8.1(b) or 8.1(c) (as it
                                                ---------------    ------
pertains to Sections 7.1 and 7.6 only) or (ii) the failure of the Borrower to
            ------------     ---
timely deliver the financial statements required by Sections 6.1, 6.2 or 6.3
                                                    ------------  ---    ---
hereof, interest on the outstanding principal balance of the Loans shall bear interest at the Default Rate. Such interest shall be payable on demand by the Majority Lenders and shall accrue until the earlier of (A) waiver or cure of the applicable Event of Default; (B) agreement of the Majority Lenders to rescind the charging of interest at the Default Rate, or (C) payment in full of the Obligations.

     (h)  Applicable Margin.  The Applicable Margins shall be subject to
          -----------------
reduction or increase, as applicable, and as set forth below based upon the percentage that the Borrower's Total Debt bears to the Borrower's Total Capitalization. The adjustment provided for in this Section 2.3(h) shall be
                                                     --------------
effective (i) quarterly, based upon such percentage as of the last day of the immediately preceding fiscal quarter of the Borrower as set forth in the financial statements of the Borrower delivered pursuant to Sections 6.1 and 6.2
                                                           ------------     ---
hereof, as the case may be, (A) with respect to any increase in the Applicable Margin, commencing as of the second (2nd) Business Day after the day on which financial statements are required to be delivered to the Administrative Agent pursuant to Section 6.1 or 6.2 hereof, as the case may be, and (B) with respect
            -----------    ---
to a decrease in the Applicable Margin, commencing as of the later of (1) the second (2nd) Business Day after which such financial statements are required to be delivered to the Administrative Agent pursuant to Sections 6.1 or 6.2 hereof,
                                                     ------------    ---
as the case may be, and (2) the date on which such financial statements are actually delivered to the Administrative Agent, and (ii) on the date of each Revolving Credit Advance hereunder based upon (A) the Borrower's Total Debt after giving effect to such Advance and (B) the Borrower's Total Capitalization after giving effect to such Advance and the use of the proceeds thereof as of the last day of the calendar month immediately preceding such Advance. The Applicable Margins shall be as follows:

     Total Debt as a percentage of           LIBOR Advance           CD Rate Advance
         Total Capitalization                Applicable Margin       Applicable Margin
         --------------------                -----------------       -----------------
Less than or equal to 20%                          .170%                   .270%
Greater than 20%, but less than or equal to        .215%                   .315%
 30%
Greater than 30%, but less than or equal to        .250%                   .350%
 40%
Greater than 40%                                   .350%                   .450%

     2.4  Fees.
          -----

     (a)  Facility Fees.  The Borrower agrees to pay to the Lenders, in
          -------------
accordance with their respective Commitment Ratios, a facility fee (the "Facility Fee") with respect to the Commitment, for each day from the Agreement
-------------
Date through the payment and performance, in full, of all Obligations and the termination of the Commitment, at the rates set forth below based upon the percentage that the Borrower's Total Debt bears to the Borrower's Total Capitalization. The Facility Fee shall be adjusted (i) quarterly, based upon the Borrower's Total Debt and Total Capitalization as of the last day of the immediately preceding fiscal quarter of the Borrower based upon the financial statements of the Borrower delivered pursuant to Section 6.1 or 6.2 hereof, as
                                                 -----------    ---
the case may be, and (ii) on the date of each Advance hereunder based upon (A) the Borrower's Total Debt after giving effect to such Advance, and (B) the Borrower's Total Capitalization, after giving effect to such Advance and the use of the proceeds thereof as of the last day of the calendar month immediately preceding the date of such Advance. The Facility Fee shall be an amount obtained by applying the following rates to the full amount of the Commitment as in effect from time to time (and without giving effect to any reduction in availability thereunder caused by Advances outstanding thereunder): (1) if the Borrower's Total Debt is less than or equal to 20% of its Total Capitalization,
 .080% per annum, (2) if the Borrower's Total Debt is greater than 20%, but less than or equal to 30% of its Total Capitalization, .110% per annum, (3) if the Borrower's Total Debt is greater than 30% but less than or equal to 40% of its Total Capitalization, .125% per annum, and (4) if the Borrower's Total Debt is greater than 40% of its Total Capitalization, .150% per annum. Such fees shall be computed on the basis of a year of 360 days for the actual number of days elapsed, shall be payable quarterly in arrears on the last day of each calendar quarter, commencing on September 30, 1997, and on the Maturity Date, and shall be fully earned when due and non-refundable when paid.

     (b)  Agency Fee.  The Borrower agrees to pay the Administrative Agent for
          ----------
its services as agent for the Lenders hereunder an administrative agent's fee payable as and to the extent set forth in a fee letter agreement dated the Agreement Date between the Borrower and the Administrative Agent.

     2.5  Reduction of Commitment.  The Borrower shall have the right, at any
          -----------------------
time and from time to time after the Agreement Date and prior to the Maturity Date, upon at least two (2) Business Days prior written notice to the Administrative Agent, without any premium or penalty whatsoever, to cancel or reduce permanently all or a portion of the Commitment on a pro rata basis among the Lenders in accordance with the Commitment Ratios, provided that
                                                                  --------
any partial reduction shall be made in an amount not less than $5,000,000 and in integral multiples of $1,000,000, or such lesser amount of the Commitment then in effect. As of the date of cancellation or reduction set forth in such notice, the Commitment shall be permanently reduced to the amount stated in the Borrower's notice for all purposes herein, and the Borrower shall pay to the Administrative Agent for the Lenders the amount necessary to reduce the principal amount of the Loans then outstanding to not more than the amount of the Commitment as so reduced, together with accrued interest on the amount so prepaid and Facility Fees accrued through the date of the reduction with respect to the amount reduced, and shall reimburse the Administrative Agent and the Lenders for any loss or out-of-pocket expense incurred by any of them in connection with such payment as set forth in Section 2.10.
                                             ------------

     2.6  Prepayment.  The principal amount of any Base Rate Advance and Swing
          ----------
Line Advance may be prepaid in full or in part at any time, without premiums or penalty whatsoever and without regard to the Payment Date for such Advance, upon written notice to the Administrative Agent two (2) Business Days prior to the date of such prepayment. Fixed Rate Advances may be prepaid prior to the applicable Payment Date, upon two (2) Business Days prior written notice to the Administrative Agent, provided that the Borrower shall reimburse the Lenders and the Administrative Agent, on demand, for any loss or out-of-pocket expense incurred by the Lenders or the Administrative Agent in connection with such prepayment, as set forth in Section 2.10 hereof. Each notice of prepayment shall
                            ------------
be irrevocable, and all amounts prepaid on the Loans shall be applied first to interest and fees and other amounts due and payable hereunder as of such date, and then to principal. Partial prepayments shall be in a principal amount of not less than $5,000,000 and in integral multiples of $1,000,000. Upon receipt of any notice of prepayment, the Administrative Agent shall promptly notify each Lender of the contents thereof by telephone or telecopy and of such Lender's portion of the prepayment. The Borrower may not prepay any Bid Rate Advances before the last day of its Interest Period, unless the Borrower shall reimburse the Lender making such Bid Rate Advance, on demand, for any loss or out-of-pocket expenses incurred by such Lender in connection with such prepayment, as set forth in Section 2.10 hereof.
             ------------

     2.7  Repayment.
          ---------

     (a) If, at any time, the amount of the Loans then outstanding shall exceed the Commitment, the Borrower shall make a repayment of the principal amount of the Loans outstanding in an amount equal to such excess.

     (b) On the Business Day following the sale by (i) the Borrower of Trinity or United Insurance or (ii) the sale by Trinity or United Insurance of all or substantially all of such Person's assets in one or a series of related transactions (other than the sale by any of the foregoing solely of Investees and/or Margin Stock), the Borrower shall make a repayment of the Loans outstanding by an amount equal to twenty-five percent (25%) of the Net Proceeds of such sale. In addition to the foregoing, the Commitment shall be permanently reduced by an amount equal to twenty-five percent (25%) of the Net Proceeds of any such sale.

     (c) In addition to the foregoing, a final payment of all Obligations then outstanding shall be due and payable on the Maturity Date.

     2.8  Notes; Loan Accounts.
          --------------------

     (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein, and shall be evidenced by the Notes. One each of the Revolving Credit Notes shall be payable to the order of each Lender in accordance with the respective Commitment Ratio of such Lender. The Revolving Credit Notes shall be issued by the Borrower to the Lenders and shall be duly executed and delivered by Authorized Signatories. One each of the Bid Rate Notes shall be payable to the order of each Lender and shall be duly executed and delivered by the Authorized Signatories. The Swing Line Note shall be payable to the order of the Swing Line Lender in the principal amount of $10,000,000 and shall be duly executed and delivered by Authorized Signatories.

     (b) Each Lender may open and maintain on its books in the name of the Borrower one or more loan accounts with respect to the Loans and interest thereon. Each Lender which opens such loan account or accounts shall debit the applicable loan account for the principal amount of each Advance made by it and accrued interest thereon, and shall credit such loan account for each payment on account of principal of or interest on the Loans. The records of each Lender with respect to the loan accounts maintained by it shall be prima facie evidence of the Loans and accrued interest thereon, but the failure to maintain such records shall not impair the obligation of the Borrower to repay Indebtedness hereunder.

     (c) Each Revolving Credit Advance from the Lenders under this Agreement shall be made pro rata on the basis of their respective Commitment Ratios. No Lender shall be relieved of its obligations to make Revolving Credit Advances according to its respective Commitment Ratio notwithstanding the fact that at any time the aggregate principal amount of all Bid Rate Advances and Revolving Credit Advances made by such Lender would exceed its Commitment Ratio of the Commitment.

     2.9  Manner of Payment.
          -----------------

     (a) Each payment (including any prepayment) by the Borrower on account of the principal of or interest on the Loans, fees, and any other amount owed to the Lenders or the Administrative Agent under this Agreement or the Notes shall be made on the date specified for payment under this Agreement or the Notes to the Administrative Agent at the Administrative Agent's Office, for the account of the Lenders or the Administrative Agent, as the case may be, in lawful money of the United States of America in immediately available funds. Any payment received by the Administrative Agent after 2:00 p.m. (Dallas time) shall be deemed received on the next Business Day for purposes of interest accrual. In the case of a payment for the account of a Lender, the Administrative Agent will promptly thereafter distribute the amount so received in like funds to such Lender. In the event that the Administrative Agent receives a payment for the account of a Lender prior to 2:00 p.m. (Dallas time) on any Business Day and fails to distribute the amount so received on such Business Day (unless such distribution is not required pursuant to Section 2.2(g) hereof), the
                                         --------------
Administrative Agent agrees to pay to such Lender interest on such amount at the Federal Funds Rate until such amount is distributed to the Lender. If the Administrative Agent shall not have received any payment from the Borrower as and when due, the Administrative Agent will promptly notify the Lenders accordingly.

     (b) If any payment under this Agreement or any of the Notes shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, and such extension of time shall in such case be included in computing interest (subject to the limitations in the definition of "Interest Period") and fees, if any, in connection with such payment.

     (c) The Borrower agrees to pay principal, interest, fees, and all other amounts due hereunder or under the Notes without set-off or counterclaim or any deduction whatsoever and free and clear of all taxes, levies and withholdings, excluding net income taxes, franchise taxes or taxes that are based on gross receipts imposed on each Lender by the United States of America and the jurisdiction under which such Lender is organized or in which it has its applicable lending office or any political subdivision thereof. If the Borrower shall hereafter be required by law to deduct any taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.9(c)), such Lender or the Administrative Agent
                        --------------
(as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

     (d)  At the election of the Borrower, amounts to be applied, pursuant to
Section 2.7(b) hereof, to prepayment of any Fixed Rate Advance shall be remitted
--------------
into a specifically designated interest bearing "Deposit Account" and shall not be applied to such prepayment until the end of the Interest Period ending after the date such payment would otherwise be required, so as to avoid incurrence of costs of the type described in Section 2.10 hereof which
                                                   ------------
might otherwise be incurred upon prepayment. In the event the aggregate amount to be prepaid by reason of Section 2.7(b) hereof exceeds the amount of principal
                           --------------
to be prepaid at the end of the first such Interest Period to terminate after the relevant date of reduction, the excess shall remain in such specifically designated Deposit Account until the end of the next Interest Period, and so on, until the full amount required to be repaid under Section 2.7(b) hereof has been
                                                  --------------
applied to the Loans. As used herein, the aforesaid "Deposit Account" shall be an account maintained with the Administrative Agent as collateral for the Obligations (and the Borrower hereby grants a security interest therein to the Administrative Agent for the Lenders), and the Borrower hereby authorizes the Administrative Agent to apply at any time, without further authorization from the Borrower, the balance of said Deposit Account (together with any interest accrued thereon) to the prepayments required hereunder or otherwise to the Obligations upon any Event of Default.

     2.10 Reimbursement.
          -------------

     (a) Whenever any Lender shall sustain or incur any losses or out-of-pocket expenses in connection with (i) failure by the Borrower to borrow any Fixed Rate Advance or Bid Rate Advance after having given notice of its intention to borrow in accordance with Section 2.2 hereof, as applicable, (whether by reason of the
                   -----------
election of the Borrower not to proceed or the non-fulfillment of any of the conditions set forth in Article 3), (ii) prepayment of any Fixed Rate Advance or
                        ---------
Bid Rate Advance in whole or in part (including a prepayment pursuant to Sections 10.2 and 10.3(b) hereof), or (iii) an assignment of any Lender's
-------------     -------
portion of a Fixed Rate Advance in connection with a Commitment Increase pursuant to Section 2.13 hereof, the Borrower agrees to pay to such Lender, upon
            ------------
such Lender's demand, an amount sufficient to compensate such Lender for all such losses and documented out-of-pocket expenses. Such Lender's good faith determination of the amount of such losses, absent manifest error, shall be binding and conclusive. Any Lender seeking reimbursement under this Section
                                                                     -------
2.10(a) shall provide a certificate to the Borrower setting forth in reasonable
-------
detail the amount to be paid to it by the Borrower hereunder and calculations therefor, together with documentation substantiating the out-of-pocket expenses.

     (b) Losses subject to reimbursement hereunder shall include, without limiting the generality of the foregoing, expenses incurred by any Lender or any participant of such Lender permitted hereunder in connection with the re-employment of funds prepaid, repaid, not borrowed, or paid, as the ease may be.

     2.11 Application of Payments.  If some but less than all amounts due from
          -----------------------
the Borrower are received from the Borrower, payments made to the Administrative Agent or the Lenders, or any of them, or otherwise received by the Administrative Agent or the Lenders, or any of them, shall be distributed as follows: First, to the costs and expenses, if any, incurred by the
          -----
Administrative Agent or the Lenders, or any of them, to the extent permitted by
Section 11.2 hereof in the collection of such amounts under this Agreement or
------------
any of the other Loan Documents; Second, pro rata among the Lenders based on the
                                 ------
outstanding principal amount of the Loans outstanding hereunder immediately prior to such payment, to any unpaid interest which may have accrued on the Loans; Third, pro rata among the Lenders based on the
                               -----
outstanding principal amount of the Loans outstanding hereunder immediately prior to such payment, to any unpaid principal of the Loans; Fourth, pro rata
                                                             ------
among the Administrative Agent and the Lenders based on the total amount of fees then due and payable, to any fees then due and payable to the Administrative Agent and the Lenders under this Agreement or any Loan Document; Fifth, to any
                                                                 -----
other Obligations not otherwise referred to in this Section 2.11 until all such
                                                    ------------
Obligations are paid in full; Sixth, to damages incurred by the Administrative
                              -----
Agent and the Lenders, or any of them, by reason of any breach hereof or of any other Loan Documents; and Seventh, upon satisfaction in full of all Obligations
                          -------
to the Borrower or as otherwise required by law. Except as otherwise provided by the terms and provisions of this Agreement, if any Lender shall obtain any payment (whether involuntary or otherwise) on account of the Revolving Credit Advances (or Bid Rate Advances, as the case may be) made by it in excess of its ratable share of the Revolving Credit Advances (or Bid Rate Advances, as the case may be) then outstanding and such Lender's share of any expenses, fees and other items due and payable to it hereunder, such Lender shall forthwith purchase from the other Lenders a participation in the Revolving Credit Advances (or Bid Rate Advances, as the case may be) made by such other Lenders as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess
                   --------  -------
payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its
     -------
rights of payment, including, without limitation, the right of set-off, with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation so long as the Borrower's Obligations are not increased.

     2.12 Capital Adequacy.  In the event that any Lender shall have determined
          ----------------
that the adoption of any law, rule, regulation or guideline regarding capital adequacy, or any change therein or in the interpretation or application thereof, in each case occurring after the Agreement Date, or compliance by any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority, including, without limitation, the issuance of any final rule, regulation or guideline (other than any such request or directive relating to compliance with regulations, directives, etc., applicable and/or otherwise in effect on the Agreement Date), does or shall have the effect of reducing the rate of return on such Lender's (or a corporation controlling such Lender) capital as a consequence of its obligations hereunder to a level below that which such Lender (or corporation) could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, ten (10) days after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, together with a certificate (which shall be conclusive absent manifest error), setting forth in reasonable detail the calculations evidencing such requested additional amount, and the law, rule, regulation or guideline with respect thereto and certifying that such request is consistent with such Lender's treatment of other similar customers having similar provisions generally in their agreements with such Lender and that such request is being made on the basis of a reasonable allocation of the costs resulting from such law, rule, regulation or guideline, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.


     2.13 Commitment Increase.  Provided that no Default or Event of Default has
          -------------------
occurred and is continuing or would result from any Commitment Increase (as herein defined), the Borrower may, from time to time on any Business Day, increase the Commitment up to an aggregate principal amount not in excess of $680,000,000 by delivering a Commitment Increase Request at least ten (10) Business Days before the desired effective date of such increase (the "Commitment Increase") identifying (i) each additional financial institution
--------------------
which has agreed to become a Lender hereunder and the amount of such additional Lender's portion of the Commitment (which additional Lender shall be reasonably satisfactory to the Administrative Agent) and (ii) each existing Lender which has agreed to increase its portion of the Commitment and the amount of such Lender's additional portion of the Commitment, together with certified corporate resolutions of the Borrower authorizing the Commitment Increase. The effective date of each Commitment Increase shall be agreed upon by the Borrower and the Administrative Agent and on such effective date each new Lender (and each existing Lender, if any, which has increased its portion of the Commitment) shall, by assignments from existing Lenders (which shall be deemed to occur automatically on such effective date), acquire a portion of the Revolving Credit Advances of the existing Lenders in such amounts (and the Lenders shall, through the Administrative Agent, make such additional adjustments among themselves as shall be necessary) so that after giving effect to such assignments and adjustments, the Lenders shall hold the outstanding Revolving Credit Advances in accordance with their respective Commitment Ratios as adjusted by the Commitment Increase. Upon the effectiveness thereof, the Lenders' Commitment Ratios shall be adjusted to reflect the then existing Commitment. The Borrower agrees to pay any fees or expenses (including reasonable attorneys' fees and any processing fees) of the Administrative Agent relating to any Commitment Increase.


ARTICLE 3.  CONDITIONS PRECEDENT.

     3.1    Conditions Precedent to Initial Advance. The obligation of the
            ---------------------------------------
Lenders to undertake the Commitment and to make the initial Advance hereunder is subject to the prior fulfillment of each of the following conditions:

     (a) The Administrative Agent or the Lenders, as appropriate, shall have received each of the following, in form and substance satisfactory to the Administrative Agent and the Lenders:

            (i) the loan certificate of the Borrower, including a certificate of incumbency with respect to the signature of each Authorized Signatory of the Borrower, which loan certificate shall be in substantially the form of Exhibit D attached hereto, together with the following attachments: (A) a copy of the certificate or articles of incorporation of the Borrower, certified by the Delaware Secretary of State and a copy of the by-laws of the Borrower certified by an Authorized Signatory of the Borrower, (B) good standing certificates for the Borrower, issued by the Secretary of State for the States of Delaware and all other jurisdictions in which the Borrower is required to qualify to do business as a result of the character of its properties or the nature of its business, and (C) a copy of the corporate resolutions of the Borrower authorizing the borrowing hereunder and the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents in accordance with their respective terms and of any other documents contemplated hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby;

          (ii)  duly executed Notes;

          (iii) opinion of Scott Renwick, Esq. (in-house counsel) to the Borrower and its Subsidiaries addressed to each Lender and the Administrative Agent, substantially in the form of Exhibit E hereto;
                                                        ---------

          (iv) duly executed Request for Revolving Credit Advance for the initial Advance of the Loans; and

          (v) all such other documents as the Administrative Agent or any Lender may reasonably request, certified by an appropriate governmental official or an Authorized Signatory if so requested.

     (b) All of the representations and warranties of the Borrower under this Agreement shall be true and correct, both before and after giving effect to the application of the proceeds of the initial Advance.

     (c) Between December 31, 1996, and the date of the initial Advance hereunder, there has occurred no event which could reasonably be expected to have a Materially Adverse Effect.

     (d) Simultaneously with the initial Advance, all obligations of the Borrower under the Existing Credit Agreement will be paid in full, whereupon the Existing Credit Agreement shall terminate, and the Borrower shall have no further obligations and liabilities thereunder except those that expressly survive termination thereof.

     3.2  Conditions Precedent to Each Advance.  The obligation of the Lenders
          ------------------------------------
to make each Advance, including the initial Advance hereunder, is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such Advance:

     (a) All of the representations and warranties of the Borrower under this Agreement, which, pursuant to Section 4.2 hereof, are made at and as of the time
                              -----------
of such Advance, shall be true and correct at such time, both before and after giving effect to the application of the proceeds of the Advance, and the Administrative Agent shall have received a Request for Revolving Credit Advance or other request for an Advance required hereunder, as appropriate, to that effect dated the date of such Advance;

     (b) The incumbency of the Authorized Signatories shall be as stated in the certificate of incumbency contained in the certificate of the Borrower delivered pursuant to Section 3.1(a) hereof or as subsequently modified and reflected in a
            --------------
certificate of incumbency delivered to the Administrative Agent and the Lenders;

     (c) There shall not exist, on the date of the making of the Advance and after giving effect thereto, a Default or an Event of Default hereunder and, with respect to Advances which, if funded, would increase the aggregate amount of the Loans outstanding hereunder, the Administrative Agent shall have received a Request for Revolving Credit Advance or other request for an Advance required hereunder, as appropriate, so stating; and

     (d) The Borrower has provided to the Administrative Agent and the Lenders all such other documents as the Administrative Agent or any Lender may reasonably request.

     Notwithstanding the above, the obligation of each Lender to make a Revolving Credit Advance pursuant to Section 2.2(i) hereof shall be absolute and
                                     --------------
unconditional and shall not be affected by any circumstances, including, without limitation, (i) the occurrence of any Default or Event of Default or (ii) the failure of the Borrower to satisfy any condition set forth in this Article 3.
                                                                   ---------

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES.

     4.1  Representations and Warranties.  The Borrower hereby agrees,
          ------------------------------
represents, and warrants that:

     (a) Organization; Power; Qualification.  Each of the Borrower and its
         ----------------------------------
Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of their respective states of incorporation, has the power and authority, corporate and otherwise, to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted, and is duly qualified and is in good standing as a foreign corporation, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to so qualify would have a Materially Adverse Effect.

     (b) Authorization: Enforceability.  The Borrower has the corporate power,
         -----------------------------
and has taken all necessary corporate action to authorize it to execute, deliver, and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with the terms thereof and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Borrower, and is, and the Notes, when issued for value received will be, and each of the other Loan Documents to which the Borrower is a party is, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to the following qualifications: (i) the discretion of any court in awarding equitable remedies, and (ii) bankruptcy, insolvency, liquidation, reorganization, moratorium, reconstruction, and other similar laws or legal or equitable principles affecting enforcement of creditors' rights generally.

     (c) Subsidiaries.  Set forth on Schedule 1 is a complete and correct list,
         ------------                ----------
as of the Agreement Date, of all Subsidiaries of the Borrower and a corporate structure chart reflecting the ownership of the Subsidiaries of the Borrower. The Borrower owns, free and clear of all Liens (other than Permitted Liens), all outstanding shares of its direct Subsidiaries and all such shares are validly issued, fully paid and non-assessable.

     (d) Compliance with Laws, etc., of Agreement, Other Loan Documents, and
         -------------------------------------------------------------------
Contemplated Transactions.  The execution, delivery, and performance of this
-------------------------
Agreement and each of the other Loan Documents in accordance with the terms and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any Applicable Law, or (ii) conflict with; result in a breach of, or constitute a default under the certificate or articles of incorporation or by-laws of the Borrower or any of its Subsidiaries or under any material indenture, agreement, or other instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its properties may be bound.

     (e) Necessary Authorizations.  The Borrower has secured all material
         ------------------------
Necessary Authorizations, and all such Necessary Authorizations are in full force and effect. The Borrower is not required to obtain any additional Necessary Authorizations in connection with the execution, delivery, and performance, in accordance with the terms of this Agreement or any other Loan Document, and the borrowing hereunder.

     (f) Title to Properties.  Each of the Borrower and its Subsidiaries has
         -------------------
marketable and legal title to, or a valid leasehold interest in, all of their respective material tangible properties and assets, subject only to Permitted Liens.

     (g) Taxes.  All federal, all material state, and all other material tax
         -----
returns of the Borrower and each of its Subsidiaries required by law to be filed have been duly filed (except as such returns have been extended in accordance with Applicable Law), and all federal, state, and other taxes, assessments, and other governmental charges or levies upon the Borrower and each of its Subsidiaries and any of their respective properties, income, profits, and assets, which are due and payable as shown on such returns, have been paid, except any such payment of which the Borrower or any of its Subsidiaries, as applicable, is diligently contesting in good faith by proper proceedings and against which adequate reserves are being maintained, and as to which no Lien other than a Permitted Lien has attached. The charges, accruals, and reserves on the books of the Borrower and each of its Subsidiaries in respect of taxes are, in the reasonable judgement of the Borrower, adequate.

     (h) Financial Statements.  The Borrower has furnished, or caused to be
         --------------------
furnished, to the Lenders financial statements for the Borrower and its Subsidiaries on a consolidated basis which present fairly the financial position of the Borrower and its Subsidiaries on a consolidated basis as at December 31, 1996, and the results of operations for the periods then ended, assuming that the Borrower owned the Subsidiaries of the Borrower existing as of the Agreement Date as of December 31, 1996. Except as disclosed in such financial statements, neither the Borrower nor any of its Subsidiaries had any material liabilities, contingent or otherwise, and there are no material unrealized or anticipated losses of the Borrower or any of its Subsidiaries, which would be required to be shown on such financial statements.

     (i) No Material Adverse Change.  Since December 31, 1996, there has
         --------------------------
occurred no event which has had or which could reasonably be expected to have a Materially Adverse Effect.

     (j) Guaranties.  The Borrower has not made guaranties of the indebtedness
         ----------
of any Person, except where the Obligations of the Borrower thereunder are pari passu with the Obligations.

     (k) Litigation.  There is no litigation, legal or administrative
         ----------
proceeding, investigation, or other action of any nature pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries which upon adjudication could reasonably be expected to have a Materially Adverse Effect.

     (l) ERISA.  The Borrower and the ERISA Affiliates have fulfilled their
         -----
respective obligations under the minimum funding standards of Section 302 of ERISA and Section 412 of the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the Pension Benefit Guaranty Corporation or any Plan (other than to pay premiums or make contributions in the ordinary course of business) and have not been required to give security as a result of any Plan amendment (as contemplated by Section 401(a)(29) of the Code). Neither the Borrower nor any ERISA Affiliate is or ever has been a participant in or obligated to make any payment to a Multiemployer Plan. The Borrower and each of its ERISA Affiliates have complied in all material respects with all requirements of Sections 601 through 608 of ERISA and Section 4980B of the Code.

     (m) Compliance with Law.  Each of the Borrower and its Subsidiaries is in
         -------------------
material compliance with all Applicable Laws and with all of the provisions of its certificate or articles of incorporation and by-laws or partnership agreement, as the case may be, except for any non-compliance which could not reasonably be expected to have a Materially Adverse Effect.

     (n) Accuracy and Completeness of Information.  To the best knowledge of the
         ----------------------------------------
Borrower after due inquiry, all information, reports, and other papers and data relating to the Borrower or any of its Subsidiaries furnished to the Lenders were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the Lenders a true and accurate knowledge of the subject matter. No fact is currently known to the Borrower which has, or could reasonably be expected to have, a Materially Adverse Effect and which has not been disclosed in writing to the Agent and the Lenders.

     (o) Compliance with Regulations G, T, U, and X.  Neither the Borrower nor
         ------------------------------------------
any of its Subsidiaries is engaged principally in or has as one of its important activities the business of extending credit for the purpose of purchasing or carrying any "margin security" or "margin stock" as defined in Regulations G, T, U, and X (12 C.F.R. Parts 221 and 224) of the Board
of Governors of the Federal Reserve System (herein called "Margin Stock").
                                                           ------------
Neither the Borrower nor any bank acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, T, U, or X, or any other regulation of the Board of Governors of the Federal Reserve System with respect to Margin Stock, in each case as now in effect or as the same may hereafter be in effect. If so requested by the Administrative Agent or any Lender, the Borrower will furnish the Administrative Agent and the Lenders with (i) a statement or statements in conformity with the requirements of Federal Reserve Forms G-3 and/or U-1 referred to in Regulations G and U of said Board of Governors and (ii) other documents evidencing its compliance with the margin regulations. Neither the making of the Loans nor the use of proceeds thereof will violate, or be inconsistent with, the provisions of Regulation G, T, U, or X of said Board of Governors.

     (p)  Broker's or Finder's Commissions.  No broker's or finder's fee or
          --------------------------------
commission will be payable with respect to the issuance of the Notes.

     (q)  Investment Company Act.  Neither the Borrower nor any of its
          ----------------------
Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower of this Agreement nor the issuance of the Notes violates any provision of such Act or requires any consent, approval, or authorization of, or registration with, any governmental or public body or authority pursuant to any of the provisions of such Act.

     4.2  Survival of Representations and Warranties, etc.  All representations
          ------------------------------------------------
and warranties made under this Agreement shall be deemed to be made, and shall be true and correct, at and as of the Agreement Date and the date of each Advance hereunder, except to the extent previously fulfilled in accordance with the terms hereof and to the extent subsequently inapplicable. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Lenders and the Administrative Agent, any investigation or inquiry by any Lender or the Administrative Agent, or the making of any Advance under this Agreement unless such Lender had actual knowledge with respect thereto on the Agreement Date or the date of any Advance hereunder.

ARTICLE 5.   GENERAL COVENANTS.

     So long as any of the Obligations is outstanding and unpaid or the Borrower shall have the right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Majority Lenders shall otherwise consent in writing:

     5.1  Preservation of Existence and Similar Matters.  The Borrower will, and
          ---------------------------------------------
will cause
each of its Subsidiaries to, (i) preserve and maintain their respective existence, and all material rights, franchises, licenses, and privileges for the conduct of their respective businesses, which if not preserved or maintained, could reasonably be expected to have a Materially Adverse Effect, and (ii) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of their respective properties or the nature of their respective businesses requires such qualification or authorization, except where the failure to so qualify would not have a Materially Adverse Effect.

     5.2  Compliance with Applicable Law.  The Borrower will comply, and will
          ------------------------------
cause each of its Subsidiaries to comply, with the requirements of all material Applicable Laws, except for non-compliance which could not reasonably be expected to have a Materially Adverse Effect.

     5.3  Maintenance of Properties.  The Borrower will maintain, and will cause
          -------------------------
each of its Subsidiaries to maintain, or cause to be maintained in the ordinary course of business in good repair, working order, and condition, ordinary wear and tear excepted, all properties used or useful in their respective businesses (whether owned or held under lease), and from time to time to make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments, and improvements thereto.

     5.4  Accounting Methods and Financial Records.  The Borrower will maintain,
          ----------------------------------------
and will cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with GAAP, and will keep and cause each of its Subsidiaries to keep adequate records and books of account in which complete entries will be made in accordance with such accounting principles and reflecting all transactions required to be reflected by such accounting principles.

     5.5  Payment of Taxes and Claims.  The Borrower will pay and discharge when
          ---------------------------
due, and will cause each of its Subsidiaries to pay and discharge when due, all taxes, assessments, and governmental charges or levies imposed upon them or upon their respective incomes or profits or upon any properties belonging to them prior to the date on which penalties attach thereto, and all lawful claims for labor, materials, and supplies which, if unpaid, might become a Lien or charge upon any of their respective properties; except that, no such tax, assessment, charge, levy, or claim need be paid which is being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy, or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale, or similar proceedings shall have been commenced with respect to such item and remain unstayed for a period of thirty
(30) days after such commencement. The Borrower shall timely file (subject to extensions permitted by Applicable Law), and will cause each of its Subsidiaries to timely file (subject to extensions permitted by Applicable Law), all information returns required by federal, state, or local tax authorities.

     5.6  Visits and Inspections.  The Borrower will permit, and will cause each
          ----------------------
of its Subsidiaries to permit, representatives of the Administrative Agent and each Lender to, upon reasonable prior notice, (a) visit and inspect the properties of the Borrower and each of its Subsidiaries during normal business hours, (b) inspect and make extracts from and copies of their respective books and records, and (c) discuss with their respective principal officers the businesses, assets, liabilities, financial positions, results of operations, and business prospects relating to the Borrower and each of its Subsidiaries.

     5.7  Use of Proceeds.  The Borrower will use the proceeds of the Loans
          ---------------
solely as set forth in Section 2.1(d) hereof.
                       --------------

     5.8  Further Assurances.  The Borrower will promptly cure, or use its best
          ------------------
efforts to cause to be cured, defects in the creation and issuance of the Notes and the execution and delivery of this Agreement and the other Loan Documents, resulting from any act or failure to act by the Borrower or any employee or officer thereof.


ARTICLE 6.  INFORMATION COVENANTS.

     So long as any of the Obligations is outstanding and unpaid or the Borrower has a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Lenders shall otherwise consent in writing, the Borrower will furnish or cause to be furnished to each Lender and to the Administrative Agent at their respective offices:

     6.1  Quarterly Financial Statements of the Borrower.  As soon as available
          ----------------------------------------------
and in any event within sixty (60) days after the end of each of the first three
(3) fiscal quarters of the Borrower, (i) the condensed consolidated statements (in substantially the condensed form of those provided on or prior to the Agreement Date) of income and changes in financial position (or of cash flow, as the case may be) of the Borrower and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such quarter, and (ii) the related condensed consolidated balance sheet as at the end of such quarter, setting forth in each case with respect to clauses (i) and (ii) immediately above in comparative form results of the preceding fiscal year end, which financial statements shall fairly present the consolidated financial condition and results of operations, as the case may be, of the Borrower and its Subsidiaries in accordance with GAAP, as at the end of, and for, such quarter (subject to normal year-end audit adjustments).

     6.2  Annual Financial Statements of the Borrower.  As soon as available and
          -------------------------------------------
in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, the consolidated statements of income and changes in financial position (or of cash flow and shareholders' equity, as the case may be) of the Borrower and its Subsidiaries for such year, and the related consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, accompanied by an opinion of KPMG Peat Marwick or another "Big Six" accounting firm, or such other certified public accountants of recognized standing which are reasonably satisfactory to the Majority Lenders, which opinion shall state that such financial statements fairly present the consolidated financial condition and results of operations, as the case may be, of the Borrower and its Subsidiaries, in accordance with GAAP, as at the end of, and for, such year.

     6.3  Additional Reporting Requirements.
          ---------------------------------

     (a)  Annual SAP Statements.  As soon as available and in any event within
          ---------------------
ninety (90) days after the end of each fiscal year of each of Trinity and United Insurance, a copy of the Annual Statement of such Person, prepared in accordance with SAP, which such Person has filed with the applicable state department of insurance pursuant to state insurance law.

     (b)  Quarterly SAP Statements. As soon as available and in any event within
          ------------------------
sixty (60) days after the end of each of the first three (3) fiscal quarters of each of Trinity and United Insurance the quarterly unaudited financial statement of such Person prepared in accordance with SAP.

     (c)  Annual Management Discussion.  Promptly after the preparation thereof,
          ----------------------------
copies of all management discussions and analysis reports or similar reports howsoever designated or described prepared by the Borrower with respect to its Subsidiaries which are insurance companies and filed with any governmental authority, agency or department.

     6.4  Performance Certificates.  At the time the financial statements are
          ------------------------
furnished pursuant to Section 6.1 or 6.2 hereof, a certificate of the chief
                      -----------    ---
financial officer or treasurer of the Borrower in form and substance satisfactory to the Majority Lenders:

     (a) Stating that, to the best of his or her knowledge, no Default or Event of Default has occurred as at the end of such quarter or year, as the case may be, or, if a Default or an Event of Default has occurred, disclosing each such Default or Event of Default and its nature, when it occurred, whether it is continuing, and the steps being taken by the Borrower with respect to such Default or Event of Default; and

     (b) Setting forth in reasonable detail the computations necessary to determine whether or not the Borrower was in compliance with Section 7.6 hereof,
                                                             -----------
and whether or not any Event of Default has occurred under Section 8.1(m)
                                                           --------------
hereof, as of the end of the applicable fiscal quarter or year.

     6.5  Copies of Other Reports.
          -----------------------

     (a) Promptly after the sending thereof, copies of all periodic reports, proxies and prospectuses which the Borrower or any of its Subsidiaries sends to any holder of its Indebtedness or its securities or files with the Securities and Exchange Commission or any national securities exchange.

     (b) Promptly after the preparation of the same, copies of all material reports or financial information filed by the Borrower or any of its Subsidiaries with any governmental agency, department, bureau, division or other governmental authority or regulatory body, or other reports with respect to the Borrower or any of its Subsidiaries which, in any such case, evidence facts or contain information which could have a Materially Adverse Effect.

     (c) Not less than once during each fiscal year of the Borrower in which the Borrower, or any of its Subsidiaries or any ERISA Affiliate is a member of, or is obligated to contribute to, any Multiemployer Plan, (i) a statement, in form and substance satisfactory to the Administrative Agent, prepared by the actuary for each Multiemployer Plan to which the Borrower or any of its Subsidiaries or any ERISA Affiliate is a party, setting forth the liabilities (under Section 4201 of ERISA) of the Borrower, its Subsidiaries and each ERISA Affiliate, as appropriate, in the event of a "complete" or "partial withdrawal" (as those terms are defined in Sections 4203 and 4205 of ERISA) or (ii) if such statement is not available to the Borrower, a copy of Internal Revenue Service Form 5500 and supporting schedules.

     (d) From time to time and promptly upon each request, such data, internally generated reports, certificates, statements, documents, or further information regarding the business, assets, liabilities, financial position, results of operations, or business prospects of the Borrower or any of its Subsidiaries as the Administrative Agent, for itself or upon request of any Lender, may reasonably request.

     6.6  Notice of Litigation and Other Matters.  Prompt notice of the
          --------------------------------------
following events as to which the Borrower has received notice or otherwise become aware thereof:

     (a) The occurrence of any Default or the occurrence or non-occurrence of any event or the existence of a condition which has had or could reasonably be expected to have a Materially Adverse Effect with respect to the Borrower or any of Trinity or United;

     (b) The occurrence of any Reportable Event with respect to any Plan as to which the Pension Benefit Guaranty Corporation has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that the Borrower shall give the Administrative Agent and the Lenders notice of any failure to meet the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

     (c) The filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan other than, in either case, a standard termination under Section 4041(b) of ERISA;

     (d) The institution by the Pension Benefit Guaranty Corporation of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan;

     (e) The occurrence or non-occurrence of any event or the existence of any condition which constitutes, or which with the passage of time or giving of notice, or both, would constitute, a default by the Borrower or any of the Subsidiaries under any material agreement (other than any of the Loan Documents) to which such Person is party or by which its properties may be bound or affected, which default could reasonably be expected to have a Materially Adverse Effect; and

     (f) (i) The commencement of all proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against the Borrower or any of the Subsidiaries, which could reasonably be expected to have a Materially Adverse Effect or result in an Event of Default hereunder, and (ii) any material development with respect thereto.


ARTICLE 7.  NEGATIVE COVENANTS.

     So long as any of the Obligations is outstanding and unpaid or the Borrower has a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Lenders shall otherwise give their prior consent in writing:

     7.1  Restricted Payments and Purchases.  The Borrower shall not directly or
          ---------------------------------
indirectly, declare or make any Restricted Payment or Restricted Purchase, except that the Borrower may declare and make Restricted Payments and make Restricted Purchases, in each case, so long as no Default then exists or would be caused thereby.

     7.2  Limitations on Indebtedness of Subsidiaries of Borrower.  The Borrower
          -------------------------------------------------------
shall not permit any of its Subsidiaries to create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except:

     (a)  Indebtedness in favor of the Borrower; and

     (b) any other Indebtedness in an amount not to exceed $75,000,000 in the aggregate principal amount outstanding at any time.

     7.3  Limitation on Liens.  The Borrower shall not, and shall not permit any
          -------------------
of its Subsidiaries to, create, assume, incur, or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Liens.

     7.4  Amendment and Waiver.  The Borrower shall not, and shall not permit
          --------------------
any of the Subsidiaries to, enter into any material amendment of, or agree to or accept any waiver of the provisions of its certificate or articles of incorporation or by-laws or certificate of partnership or partnership agreement, as the case may be, which amendment or waiver could reasonably be expected to have a Materially Adverse Effect.

     7.5  Liquidation; Merger; Disposition of Assets.  The Borrower shall not at
          ------------------------------------------
any time (i) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, (ii) sell, lease, abandon, transfer or otherwise dispose of any assets or business other than (A) sales of obsolete equipment, inventory or other assets in the ordinary course of business or publicly traded investment securities or other marketable securities, or (B) in compliance with Section 2.7(b) hereof, the sale of Trinity or United Insurance,
                --------------
or (iii) enter into any merger or consolidation.

     7.6  Borrower's Maximum Leverage.  The Borrower shall not at any time
          ---------------------------
permit (a) the Total Debt (after giving effect to any Advances outstanding hereunder) of the Borrower and its Subsidiaries on a consolidated basis to be greater than (b)(i) forty percent (40%) of (ii) Total Capitalization of the Borrower as of the end of the immediately preceding calendar month, for any consecutive forty-five (45) day period, such period commencing on the date that the existence of such ratio in excess of that permitted hereunder became known to the Borrower.

     7.7  Risk-Based Capital Ratio.  Trinity or United Insurance shall not at
          ------------------------
any time fail to have a Risk Based Capital Ratio which is at least twenty-five percent (25%) higher than the highest Risk Based Capital Ratio within the category of Company Action Level (or any successor designation) as prescribed by rules, regulations or guidelines adopted by the National Association of Insurance Commissioners or the state department of insurance of the state of domicile of Trinity or United Insurance, as applicable, and such failure shall continue and not be cured within forty-five (45) days from the date such failure became known to Trinity or United Insurance, as applicable.

     7.8  Affiliate Transactions.  The Borrower will not, nor will it permit any
          ----------------------
of its Subsidiaries to, directly or indirectly: (a) make any investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; (c) merge into or consolidate with or purchase or acquire assets from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided
                                                                        --------
that (1) any Affiliate who is an individual may serve as a director, officer or
----
employee of the Borrower or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity; (2) the Borrower and its direct and indirect wholly-owned Subsidiaries may do any of the foregoing with the Borrower and any of its direct and indirect wholly-owned Subsidiaries, as the case may be; (3) the Borrower and its Subsidiaries may enter into a tax sharing agreement; and (4) the Borrower and its Subsidiaries may engage in any transaction with an Affiliate which transaction is on terms no less advantageous to such Affiliate than would be the case if such transaction had been effected with a non-Affiliate, including, without limitation, those agreements set forth on Schedule 2 attached hereto.
   ----------

     7.9  Other Indebtedness.  All Obligations of the Borrower under this
          ------------------
Agreement and the other Loan Documents shall rank at least pari passu with all other Indebtedness (other than Capitalized Lease Obligations) of the Borrower.

     7.10 Restrictions on Upstream Dividends by Subsidiaries.  The Borrower
          --------------------------------------------------
shall not permit to exist at any time any consensual restriction limiting the ability (whether by covenant, event of default, subordination or otherwise) of any Subsidiary of the Borrower to (a) make Restricted Payments to or Restricted Purchases from the Borrower or any Subsidiary, (b) pay any obligation owed to the Borrower or any Subsidiary of the Borrower, (c) make any loans or advances to or investments in the Borrower or in any Subsidiary of the Borrower, (d) transfer any of its property or assets (other than property or assets subject to Permitted Liens) to the Borrower or any Subsidiary of the Borrower, or (e) create any Lien (other than a Permitted Lien) upon its property or assets whether now owned or hereafter acquired or upon any income or profits therefrom, except for restrictions which could not reasonably be expected to impair the Borrower's ability to perform the Obligations.

     7.11 Business of the Borrower.  The Borrower will not have, and will not
          ------------------------
permit any of its Subsidiaries to have, as its primary business a business other than (i) the business of providing life and health insurance, property/casualty insurance and/or finance services, or (ii) the business of owning the stock of companies engaged primarily in any of the businesses indicated in clause (i)
                                                                  ----------
above.


ARTICLE 8.  DEFAULT.

     8.1  Events of Default.  Each of the following shall constitute an Event of
          -----------------
Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule, or regulation of any governmental or non-governmental body:

     (a) Any representation or warranty made under this Agreement shall prove incorrect or misleading in any material respect when made or deemed to have been made pursuant to Section 4.2 hereof; or
                 -----------

     (b) The Borrower shall default (i) in the payment of any interest and fees payable hereunder or under the Notes, or any of them, or under the other Loan Documents and such Default shall not have been cured by payment of such overdue amounts in full within three (3) Business Days from the date such payment became due, or (ii) in the payment of any principal under the Notes, or any of them; or

     (c) The Borrower shall default in the performance or observance of any agreement or covenant contained in Sections 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7 or
                                   ------------  ---  ---  ---  ---  ---  ---
7.9 hereof; or
---

     (d) The Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such default shall not be cured
                              -----------
within a period of forty-five (45) days from the date on which such default became known to the Borrower; or

     (e) There shall occur any default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement or as otherwise provided in
Section 8.1 of this Agreement), which shall not be cured within the applicable
-----------
cure period, if any, provided for in such Loan Document; or

     (f) Any Person shall own directly or indirectly, on a combined basis with any Affiliates of such Person, forty percent (40%) or more of the existing voting stock of the Borrower; or

     (g) There shall be entered a decree or order for relief in respect of any of the Borrower and its Subsidiaries under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of any of the Borrower or any of its Subsidiaries, or of any substantial part of its respective properties, or ordering the winding-up or liquidation of the affairs of any of the Borrower and its Subsidiaries, or an involuntary petition shall be filed against any of the Borrower and its Subsidiaries, and (i) such petition shall not be diligently contested, or (ii) any such petition shall continue undismissed for a period of thirty (30) consecutive days; or

     (h) The Borrower or any of its Subsidiaries shall file a petition, answer, or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or any of the Borrower and its Subsidiaries shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Borrower or any of its Subsidiaries, or of any substantial part of its respective properties, or the Borrower or any of its Subsidiaries shall fail generally to pay its respective debts as they become due, or the Borrower or any of its Subsidiaries shall take any action in furtherance of any such action; or

     (i) A final judgment shall be entered by any court against the Borrower or any of its Subsidiaries for the payment of money which exceeds $60,000,000 or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any of its Subsidiaries which, together with all other such property of the Borrower and its Subsidiaries subject to other such process, exceeds in value $60,000,000 in the aggregate, and if, within thirty (30) days after the entry, issue, or levy thereof, such judgment, warrant, or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant, or process shall not have been paid or discharged; or

     (j) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan maintained by any of the Borrower and its ERISA Affiliates, or to which the Borrower or any of its ERISA Affiliates has any liabilities, or any trust created thereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings To terminate any such Plan; or any of the Borrower and its ERISA Affiliates shall incur any liability to the Pension Benefit Guaranty Corporation in connection with the termination of any such Plan; or any Plan or trust created under any Plan of any of the Borrower and its ERISA Affiliates shall engage in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to (i) a tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code, or (ii) costs or expenses of correcting such "prohibited transactions," which in either case ((i) or (ii)) could reasonably be likely to have a Materially Adverse Effect; or any of the Borrower and its ERISA Affiliates shall enter into or become obligated to contribute to a Multiemployer Plan and as a result thereof has any liability or potential liability (under Section 4201 of ERISA) relating to any actual or potential "complete" or "partial withdrawal" (as those terms are defined in Sections 4203 and 4205 of ERISA) with respect to any such Multiemployer Plans, which liability or potential liability exceeds $60,000,000 in the aggregate at any time; the Borrower or any of its ERISA Affiliates shall have assessed against it any material tax liability as a result of a violation of the provisions of Section 4980B of the Code; or the Borrower or any of the ERISA Affiliates shall amend a Plan so as to require the provision of security within the meaning of Section 401(a)(29) of the Code; or

     (k) There shall occur any default or event (which permits the holder(s) thereof to accelerate such Indebtedness or cause such Indebtedness to be prepaid, repurchased or redeemed) under any other indenture, agreement, or instrument evidencing Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount greater than or equal to $60,000,000; or

     (l) All or any material portion of any Loan Document shall at any time and for any reason be declared by a court of competent jurisdiction in a suit with respect to such Loan Document to be null and void, or a proceeding shall be commenced by the Borrower, or by any governmental authority having jurisdiction over the Borrower or any of its Subsidiaries, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrower shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document; or

     (m) Any applicable superintendent of insurance (or comparable Person) shall have taken possession of the business or property of either Trinity or United Insurance under any applicable state insurance law for the purposes of rehabilitation, dissolution or liquidation thereof or such Person shall have appointed a receiver, trustee, custodian, liquidator, conservator, sequestrator or similar official for either Trinity or United Insurance or for all or any substantial part of the property or assets of Trinity or United Insurance.

     8.2  Remedies.  If an Event of Default shall have occurred and shall be
          --------
continuing:

     (a)  With the exception of an Event of Default specified in Sections 8.1(g)
                                                                 ---------------
or (h) or (m) hereof with respect to the Borrower, the Administrative Agent, at
   ---    ---
the direction of the

Majority Lenders, shall (i) terminate the Commitment and/or (ii) declare the principal of and interest on the Loans and the Notes and all other obligations to be forthwith due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding, or both.

     (b) Upon the occurrence and continuance of an Event of Default specified in Sections 8.1(g) or (h) or (m) hereof with respect to the Borrower, such
   ---------------    ---    ---
principal, interest, and other obligations shall thereupon and concurrently therewith become due and payable, and the Commitment shall forthwith terminate, all without any action by the Administrative Agent, the Lenders, the Majority Lenders or the holders of the Notes, or any of them, and without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding.

     (c) The Administrative Agent, with the concurrence of the Majority Lenders, shall exercise all of the post-default rights granted to it and to them under the Loan Documents or under Applicable Law.

     (d) The rights and remedies of the Administrative Agent and the Lenders hereunder shall be cumulative, and not exclusive.


ARTICLE 9.  THE ADMINISTRATIVE AGENT.

     9.1  Appointment and Authorization.  Each Lender hereby irrevocably
          -----------------------------
appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its Loans and in its Notes irrevocably to appoint and authorize, the Administrative Agent to take such actions as its administrative agent on its behalf and to exercise such powers hereunder as are delegated by the terms hereof, together with such powers as are reasonably incidental thereto. Neither the Administrative Agent nor any of its directors, officers, employees, or agents shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith (including as a result of its or their own ordinary or mere negligence), except for its or their own gross negligence or willful misconduct.

     9.2  Delegation of Duties.  The Administrative Agent may execute any of its
          --------------------
duties under the Loan Documents by or through agents or attorneys selected by it using reasonable care and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible to any Lender for the negligence or misconduct of any agents or attorneys selected by it with reasonable care.

     9.3  Interest Holders.  The Administrative Agent may treat each Lender, or
          ----------------
the Person designated in the last notice filed with the Administrative Agent under this Section 9.3, as the holder of all of the interests of such Lender in
           -----------
its Loans and in its Notes until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.

     9.4  Consultation with Counsel.  The Administrative Agent may consult with
          -------------------------
legal counsel selected by it and shall not be liable for any action taken or suffered by it in good faith in reliance thereon.

     9.5  Documents.  The Administrative Agent shall be under no duty to
          ---------
examine, inquire into, or pass upon the validity, effectiveness, or genuineness of this Agreement, any Note, any other Loan Document, or any instrument, document, or communication furnished pursuant hereto or in connection herewith, and the Administrative Agent shall be entitled to assume that they are valid, effective, and genuine, have been signed or sent by the proper parties, and are what they purport to be.

     9.6  Administrative Agent and Affiliates.  With respect to the Commitment
          -----------------------------------
and the Loans, the Lender which is the same as the Administrative Agent shall have the same rights and powers hereunder as any other Lender, and the Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliates of, or Persons doing business with, the Borrower, as if it were not affiliated with the Administrative Agent and without any obligation to account therefor.

     9.7  Responsibility of the Administrative Agent.  The duties and
          ------------------------------------------
obligations of the Administrative Agent under this Agreement are only those expressly set forth in this Agreement. The Administrative Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge, or has been notified by the Borrower, of such fact, or has been notified by a Lender that such Lender considers that a Default or an Event of Default has occurred and is continuing, and such Lender shall specify in detail the nature thereof in writing. The Administrative Agent shall not be liable hereunder for any action taken or omitted to be taken except for its own gross negligence or willful misconduct. The Administrative Agent shall provide each Lender with copies of such documents received from the Borrower as such Lender may reasonably request and such other documents as are expressly required to be provided by the Administrative Agent to the Lenders hereunder. The Administrative Agent shall have no fiduciary relationship in respect of any Lender by reason of this Agreement or any other Loan Document.

     9.8  Action by Administrative Agent.
          ------------------------------

     (a) Except for action requiring the approval of the Majority Lenders or all Lenders, as the case may be, the Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of , this Agreement, unless the Administrative Agent shall have been instructed by the Majority Lenders or all Lenders, as the case may be, to exercise or refrain from exercising such rights or to take or refrain from taking such action, provided that the Administrative Agent shall not exercise any rights under Section 8.2(a) of this Agreement without the request of the
                 --------------
Majority Lenders. The Administrative Agent shall incur no liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances (including any negligent action of the Administrative Agent), except for its gross negligence or willful misconduct.

     (b) The Administrative Agent shall not be liable to the Lenders or to any Lender in acting or refraining from acting under this Agreement in accordance with the instructions of the Majority Lenders, and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders.

     9.9  Notice of Default or Event of Default.  In the event that the
          -------------------------------------
Administrative Agent or any Lender shall acquire actual knowledge, or shall have been notified in writing, of any Default or Event of Default, the Administrative Agent or such Lender shall promptly notify the Lenders and the Administrative Agent, and the Administrative Agent shall take such action and assert such rights under this Agreement as the Majority Lenders shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request in the absence of gross negligence or willful misconduct on the part of the Administrative Agent in carrying out such request. If the Majority Lenders shall fail to request the Administrative Agent to take action or to assert rights under this Agreement in respect of any Default or Event of Default within ten (10) days after their receipt of the notice of any Default or Event of Default from the Administrative Agent, or shall request inconsistent action with respect to such Default or Event of Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 8 hereof) as it
                                                       ---------
deems in its discretion to be advisable for the protection of the Lenders, except that, if the Majority Lenders have instructed the Administrative Agent not to take such action or assert such right, in no event shall the Administrative Agent act contrary to such instructions, and, further, in no event shall the Administrative Agent take any action or assert any rights which by the express terms hereof requires the consent or direction of all of the Lenders without first obtaining the consent or direction of all such Lenders.

     9.10 Responsibility Disclaimed.  The Administrative Agent shall be under no
          -------------------------
liability or responsibility whatsoever as Administrative Agent:

     (a) To the Borrower or any other Person as a consequence of any failure or delay in performance by or any breach by, any Lender or Lenders of any of its or their obligations under this Agreement;

     (b) To any Lender or Lenders or any other Person, as a consequence of any failure or delay in performance by, or any breach by, the Borrower or any other obligor of any of its obligations under this Agreement or the Notes or any other Loan Document; or

     (c) To any Lender or Lenders for any statements, representations, or warranties in this Agreement, or any other document contemplated by this Agreement or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability, or sufficiency of this Agreement, the Notes, any other Loan Document, or any other document contemplated by this Agreement.

     9.11 INDEMNIFICATION.  THE BORROWER AGREES TO INDEMNIFY THE ADMINISTRATIVE
          ---------------
AGENT AND THE LENDERS AND THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND COUNSEL (EACH AN "INDEMNIFIED PERSON") FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES, DEFICIENCIES, JUDGMENTS OR REASONABLE DOCUMENTED EXPENSES INCURRED BY ANY OF THEM ARISING OUT OF OR BY REASON OF ANY LITIGATION, INVESTIGATIONS, CLAIMS OR PROCEEDINGS, PENDING OR THREATENED, WHICH ARISE OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, AMOUNTS PAID IN SETTLEMENT, COURT COSTS AND THE REASONABLE DOCUMENTED FEES AND DISBURSEMENTS OF COUNSEL INCURRED IN CONNECTION WITH ANY SUCH LITIGATION, INVESTIGATION, CLAIM OR PROCEEDING (INCLUDING ANY SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR EXPENSES RESULTING FROM THE ORDINARY OR MERE NEGLIGENCE OF THE INDEMNIFIED PERSON IN QUESTION, BUT EXCLUDING ANY SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR EXPENSES RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PERSON IN QUESTION). THE PROVISIONS OF THIS SECTION 9.11 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.
     ------------

     9.12 Credit Decision.  Each Lender represents and warrants to each other
          ---------------
and to the Administrative Agent that:

     (a) In making its decision to enter into this Agreement and to make Advances it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower and the Borrower's Subsidiaries and that it has made an independent credit judgment, and that it has not relied upon information provided by the Administrative Agent; and

     (b) So long as any portion of the Loans and Commitment remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower and the Borrower's Subsidiaries.

     9.13 Successor Administrative Agent.  Subject to the appointment and
          ------------------------------
acceptance of a successor Administrative Agent (which shall be any Lender or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has a combined capital and reserves in excess of $250,000,000) as provided below, the Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time for cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent, which appointment, so long as no Event of Default then exists, shall be subject to the approval of the Borrower (which approval shall not be unreasonably withheld). If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which appointment, so long as no Event of Default then exists, shall be subject to the approval of the Borrower (which approval shall not be unreasonably withheld), and which shall be any Lender or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties, and obligations of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article 9.13 shall
                                                          ------------
continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent. If the Administrative Agent resigning or being removed is also the Swing Line Lender, such resignation or removal shall constitute resignation or removal of the Swing Line Lender and the successor Administrative Agent shall also serve as the Swing Line Lender.

     9.14 Administrative Agent May File Proofs of Claim.  The Administrative
          ---------------------------------------------
Agent may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent, its agents, financial advisors and counsel) and the Lenders allowed in any judicial proceedings relative to the Borrower or any of the Borrower's Subsidiaries, or any of their respective creditors or property, and shall be entitled and empowered to collect, receive and distribute any monies, securities or other property payable or deliverable on any such claims and any custodian in any such judicial proceedings is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due to the Administrative Agent for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent, its agents, financial advisors and counsel, and any other amounts due the Administrative Agent under

Section 11.2 hereof.  Nothing contained in this Agreement or the Loan Documents
------------
shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder thereof, or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

ARTICLE 10. CHANGE IN CIRCUMSTANCES AFFECTING FIXED RATE ADVANCES AND BID RATE
                                      ADVANCES.

     10.1   Fixed Rate Basis Determination Inadequate or Unfair. Notwithstanding
            ---------------------------------------------------
anything contained herein which may be construed to the contrary, if with respect to any proposed Fixed Rate Advance for any Interest Period, the Administrative Agent determines after consultation with the Lenders that deposits in dollars (in the applicable amount) are not being offered to each of the Lenders in the relevant market for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligations of the Lenders to make such type of Fixed Rate Advances shall be suspended.

     10.2   Illegality.  If, after (x) the date of this Agreement in the case of
            ----------
Fixed Rate Advances or (y) the date of a related offer, in the case of Bid Rate Advances, any applicable law, rule, or regulation, or any change therein, or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency, shall make it unlawful or impossible for any Lender to make, maintain, or fund its Fixed Rate Advances or Bid Rate Advances, such Lender shall so notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower. Before giving any notice to the Administrative Agent pursuant to this Section 10.2, such Lender shall designate a different lending office if
        ------------
such designation will avoid the need for giving such notice and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2
                                                                   ---------
hereof, the Borrower shall repay in full the then outstanding principal amount of each affected Fixed Rate Advance or Bid Rate Advance of such Lender, together with accrued interest thereon, either (a) on the last day of the then current Interest Period applicable to such affected Fixed Rate Advance or Bid Rate Advance if such Lender may lawfully continue to maintain and fund such affected Fixed Rate Advance or Bid Rate Advance to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain such affected Fixed Rate Advance or Bid Rate Advance to such day. Concurrently with repaying each affected Fixed Rate Advance of such Lender, notwithstanding anything contained in Article 2 hereof, the Borrower may borrow a Base Rate Advance or the other
   ---------
type of Fixed Rate Advance from such Lender, and such Lender shall make such Advance in an amount such that the outstanding principal amount of the applicable Note held by such Lender shall equal the outstanding principal amount of such Note immediately prior to such repayment.

     10.3 Increased Costs.
          ---------------

     (a)  If, after (x) the date hereof in the case of Fixed Rate Advances or
(y) the date of a related offer, in the case of Bid Rate Advances, the adoption of any applicable law, rule, or regulation, or any change therein, or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency:

          (i) Shall subject any Lender to any tax, duty, or other charge with respect to its obligation to make Fixed Rate Advances, or its Fixed Rate Advances or Bid Rate Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Fixed Rate Advances or Bid Rate Advances or in respect of any other amounts due under this Agreement in respect of its Fixed Rate Advances or Bid Rate Advances or its obligation to make Fixed Rate Advances (except for changes in the rate of tax on the overall net income of such Lender imposed by the jurisdiction in which such Lender's principal executive office is located); or

          (ii) Shall impose, modify, or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable LIBOR Reserve Percentage), special deposit, capital adequacy, assessment, or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by any Lender, or shall impose on any Lender or the London interbank borrowing market any other condition affecting its obligation to make Fixed Rate Advances or its Fixed Rate Advances or Bid Rate Advances,

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any Fixed Rate Advance or Bid Rate Advance, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Notes with respect thereto, by an amount deemed by such Lender to be material, then, on the earlier of demand by such Lender or the Maturity Date, the Borrower agrees to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased costs. Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 10.3 and will designate a different
                              ------------
lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender.

     (b)  A certificate of any Lender claiming compensation under this Section
                                                                       -------
10.3 and
----
setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and calculations therefor shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. If any Lender demands compensation under this
Section 10.3, the Borrower may at any time, upon at least three (3) Business
------------
Days prior notice to such Lender, prepay in full the then outstanding affected Fixed Rate Advance or Bid Rate Advance of such Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.10 hereof. Concurrently with prepaying such Fixed Rate
               ------------
Advance, the Borrower may borrow a Base Rate Advance, or a Fixed Rate Advance not so affected, from such Lender, and such Lender shall make such Advance in an amount such that the outstanding principal amount of the Notes held by such Lender shall equal the outstanding principal amount of such Notes immediately prior to such prepayment.

     10.4   Effect On Other Advances.  If notice has been given pursuant to
            ------------------------
Section 10.1, 10.2 or 10.3 hereof suspending the obligation of any Lender to
------------  ----    ----
make Fixed Rate Advances, or requiring Fixed Rate Advances of any Lender to be repaid or prepaid, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as Fixed Rate Advances shall, at the option of the Borrower, be made instead as Base Rate Advances.


ARTICLE 11. MISCELLANEOUS.

     11.1   Notices.
            -------

     (a) All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given upon receipt thereof as such receipt shall be evidenced by (i) if sent by certified mail, return receipt requested, post-prepaid, the date as of which such return receipt is signed by or on behalf of the addressee; (ii) if sent by courier, the date as of which such courier's receipt for delivery is signed by or on behalf of the addressee;
(iii) if sent by transmission or telecopy, upon confirmation of the dispatch thereof to the number for the addressee; and (iv) if sent by any other means, upon the actual receipt by the addressee. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

           (i)  If to the Borrower, to it at:
                Unitrin, Inc.
                One East Wacker Drive
                Chicago, Illinois  60601
                Attn:  Eric Draut
                Telecopy No.:  (312) 467-6210
                with a copy to:

                Scott Renwick, Esq.
                Unitrin, Inc.
                One East Wacker
                Drive
                Chicago, Illinois  60601
                Telecopy No.:(312) 467-6210

          (ii)  If to the Administrative Agent, to it at:

                NationsBank of Texas, N.A.
                901 Main Street
                66th Floor
                Dallas, Texas 75202
                Attn: Jim V. Miller
                Telecopy No.:(214) 508-0604

                with a copy to:

                Donohoe, Jameson & Carroll, P.C.
                3400 Renaissance Tower
                1201 Elm Street
                Dallas, Texas 75270-2120
                Attn:  James R. Littlejohn, Esq.
                Telecopy No.:  (214) 744-0231

          (iii) If to the Lenders, to them at the addresses noted on the signature pages hereto.

                Copies shall be provided to persons other than parties hereto only in the case of notices under Article 8 hereof.
                                                  ---------

     (b) Any party hereto may change the address to which notices shall be directed under this Section 11.1 by giving ten (10) days' written notice of such
                    ------------
change to the other parties.

     11.2 Expenses.  The Borrower agrees to promptly pay:
          --------

     (a) All reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation and execution of this Agreement and the other Loan Documents and the making of the initial Advance hereunder, including, but not limited to, the reasonable and documented fees and disbursements of counsel for the Administrative Agent whether or not the transactions contemplated hereby are consummated;

     (b) All reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the administration of the transactions contemplated in this Agreement or the other Loan Documents, and all reasonable and documented out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation, execution, and delivery of any waiver, amendment, or consent by the Lenders relating to this Agreement or the other Loan Documents, including, but not limited to, the reasonable and documented fees and disbursements of counsel for the Administrative Agent; and

     (c) All reasonable and documented out-of-pocket costs and expenses of the Administrative Agent and each Lender in connection with any restructuring, refinancing, or "work out" of the transactions contemplated by this Agreement, and of obtaining performance under this Agreement or the other Loan Documents, and all reasonable and documented out-of-pocket costs and expenses of collection if default is made in the payment of the Notes, which in each case shall include reasonable and documented fees and out-of-pocket expenses of counsel and of any experts, agents or consultants for the Administrative Agent and each of the Lenders.

     11.3 Waivers.  The rights and remedies of the Administrative Agent and the
          -------
Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they (or any of them) would otherwise have. No failure or delay by the Administrative Agent, the Majority Lenders, or the Lenders, or any of them, in exercising any right shall operate as a waiver of such right. The Administrative Agent and the Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance. In the event the Lenders decide to fund a request for an Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Lenders shall not be deemed to constitute an undertaking by the Lenders to fund any further requests for Advances or preclude the Lenders from exercising any rights available to the Lenders under the Loan Documents or at law or in equity. Any waiver or indulgence granted by the Lenders or by the Majority Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Lenders at variance with the terms of the Agreement such as to require further notice by the Lenders of the Lenders' intent to require strict adherence to the terms of the Agreement in the future.

     11.4 Set-Off.  In addition to any rights now or hereafter granted under
          -------
Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and during the continuation thereof, the Lenders and any subsequent holder or holders of the Notes are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by any of the Lenders or such holder to or for the credit or the account of the Borrower (exclusive of securities held by any Lender in custody or trust), against and on account of the obligations and liabilities of the Borrower, to the Lenders or such holder, or any of them, under this Agreement, the Notes, and any other Loan Document, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes, or any other Loan Document, irrespective of whether the Lenders or the holder of the Notes shall have made any demand hereunder. Any sums obtained by any Lender or by any subsequent holder of the Notes shall be subject to the application of payments provisions of Article 2 hereof. Upon direction by the Administrative
                       ---------
Agent, with the consent of the Majority Lenders, after the occurrence and during the continuance of an Event of Default each Lender holding deposits of the Borrower shall exercise its set-off rights as so directed.

     11.5 Assignment.
          ----------

     (a) The Borrower may not assign or transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of the Administrative Agent and the Lenders.

     (b) Each Lender may at any time enter into assignment agreements or participations with one or more other banks or other Persons pursuant to which such Lender may assign or participate its interest under this Agreement and the Notes and the other Loan Documents, including, its interest in any particular Advance or portion thereof, as follows:

          (i) Each Lender may sell assignments or participations of up to one hundred percent (100%) of its interest hereunder to (A) one or more U.S. affiliates of such Lender (so long as such Lender remains the only "Lender" for purposes of determining "Majority Lenders" and for reporting requirements hereunder), and (B) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, without restriction.

          (ii) All other assignments and participations shall be subject to the following additional terms and conditions:

               (A) No Lender shall assign its interests in the Commitment or enter into a participation without the prior consent of the Administrative Agent and the Borrower, which consents shall not be unreasonably withheld (provided, however, no prior consent of the Borrower shall be required for an assignment or participation made during any time that an Event of Default has occurred and is continuing).

               (B) Assignments (including any assignment of any Advance or portion thereof) may be made with all voting rights, and shall be made pursuant to an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit A attached hereto. No assignment
                                      ---------
          shall be in an amount less than $5,000,000 or such lesser amount as shall be agreed to by the Borrower and the Administrative Agent. Assignments effected in accordance herewith shall relieve the assigning Lender of all obligations with respect to the portion of the Loans so assigned and shall confer on the assignee all rights of the assigning Lender with respect to such portion of the Loans.

               (C) The aggregate principal amount of the Commitment held by a participant shall not be less than $5,000,000 as of the date on which any participation is granted by a Lender.

               (D) Participants shall have the same rights and benefits as the assigning Lender under Sections 2.10 and 2.12 and Articles 6 and 10
                                 -------------     ----     ----------     --
          hereof.

               (E) No participation agreement shall confer any rights under this Agreement or the other Loan Documents to any purchaser thereof, or relieve the selling Lender from its obligations under this Agreement; provided, however, that a participation agreement may confer on the participant the right to approve or disapprove (w) decreases in the interest rates applicable to the Loans, (x) any forgiveness of principal or interest, (y) any extension of the Maturity Date or any scheduled date for the payment of principal, or
          (z) any release of any collateral or guaranty with respect to the Obligations.

               (F) Any Person purchasing a participation or an assignment of the Loans from a Lender shall be required to represent and warrant that its purchase shall not constitute a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code).

               (G) No assignment, participation or other transfer of any rights hereunder or under the Notes shall be effected that would result in any interest requiring registration under the Securities Act of 1933, as amended, or qualification under any state securities law.

               (H) If applicable, the assigning Lender shall, and shall cause each of its assignees and participants to provide to the Administrative Agent on or prior to the Agreement Date or effective date of any assignment, as the case may be, an appropriate Internal Revenue Service form as required by Applicable Law supporting the assignee's or participant's position that no withholding by the Borrower for U.S. income tax payable by the Lenders and their assignees and participants in respect of amounts received by it hereunder is required. For purposes of this Agreement, an appropriate Internal Revenue Service form shall mean Form 1001 (Ownership Exemption or Reduced Rate Certificate of the U.S. Department of Treasury), or Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States), or any successor or related forms adopted by the relevant U.S. taxing authorities.

     (c) The Borrower hereby agrees that any holder of a participation in, and any assignee or transferee of, all or any portion of any amount owed by the Borrower under this Agreement and the Notes may exercise any and all rights of banker's lien, set-off (exclusive, however, of any securities held in trust or custody), or counterclaim with respect to any and all amounts owed by the Borrower to such assignee, transferee, or holder as fully as if such assignee, transferee, or holder had made the Loans in the amount of the obligation in which it holds a participation or which is assigned or transferred to it.

     (d)  Except as specifically set forth in this Section, nothing in this
                                                   -------
Agreement or the other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy, other claim under this Agreement or the other Loan Documents.

     (e) Each Lender who sells or assigns a portion of its Loans, Commitment or Notes, including, without limitation, to another Lender, but excluding assignments made pursuant to Section 11.5(b)(i) hereof, shall pay to the
                             ------------------
Administrative Agent an assignment fee of $3,500 for each such assignment on or before the effective date of such assignment. The Borrower shall not be liable for any expenses or costs (including attorneys' fees) of any Lender in connection with any assignment hereunder.

     11.6 Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

     11.7 Governing Law.  This Agreement and the Notes shall be construed in
          -------------
accordance with and governed by the laws of the State of Texas, without regard to its conflicts of law principles, and the United States of America.

     11.8 Severability.  Any provision of this Agreement which is prohibited or
          ------------
unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     11.9 Headings.  Headings used in this Agreement are for convenience only
          --------
and shall not be used in connection with the interpretation of any provision hereof.

     11.10 Interest.
           --------

     (a) It is not the intention of any parties to this Agreement to make an agreement in violation of the laws of any applicable jurisdiction relating to usury. Regardless of any provision in any Loan Documents, no Lender shall ever be entitled to receive, collect or apply, as interest on the Obligations, any amount in excess of the amount that could be received if interest was charged at the Highest Lawful Rate. If any Lender or participant ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Borrower and the Lenders shall, to the maximum extent permitted under Applicable Law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided, however, that if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, the Lenders shall refund to the Borrower the amount of such excess or credit the amount of such excess against the total principal amount of the Obligations owing, and, in such event, the Lenders shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Highest Lawful Rate. This Section 11.10(a) shall control every
                                        ----------------
other provision of all agreements pertaining to the transactions contemplated by or contained in the Loan Documents.

     (b) Notwithstanding the use by the Lenders of the Prime Rate, the Federal Funds Rate, the CD Rate and the LIBOR Rate as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates tied to such reference rates.

     11.11 Entire Agreement.  THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER
           ----------------
LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. The Borrower represents and warrants to the Administrative Agent and each of the Lenders that it has read the provisions of this Section 11.11 and discussed the provisions of
                                   -------------
this Section 11.11 and the rest of this Agreement with counsel for the Borrower,
     -------------
and the Borrower acknowledges and agrees that the Administrative Agent and each of the Lenders are expressly relying upon such representations and warranties of the Borrower (as well as the other representations and warranties of the Borrower set forth in Section 4.1 hereof) in entering into this Agreement.
                      -----------

     11.12  Amendment and Waiver.  Neither this Agreement nor any term hereof
            --------------------
may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Majority Lenders and, in the case of an amendment, also by the Borrower, except that in the event of (a) any decrease (other than pro rata as contemplated by Section 2.5 hereof) or any increase in
                                        -----------
the amount of the Commitment (except that any increase in the Commitment up to $700,000,000 pursuant to in Section 2.13 hereof shall not require the consent of
                            ------------
any Lender), (b) any change in the timing of, or reduction of the amount of, payments of principal, interest, and fees due hereunder, (c) any release or impairment of collateral or any guaranty of the Obligations issued in favor of the Administrative Agent and the Lenders, (d) any waiver of any Event of Default arising from the failure by the Borrower to pay any sum due hereunder, or (e) any amendment of this Section 11.12 or of the definition of Majority Lenders or
                      -------------
any provision specifying the number of Lenders required to take action hereunder, any amendment or waiver may be made only by an instrument in writing signed by each of the Lenders and, in the case of an amendment, also by the Borrower. Furthermore, any amendment or waiver that would alter the rights, duties or obligations of the Administrative Agent or the Swing Line Lender shall not be made without the consent of the Administrative Agent or the Swing Line Lender, as applicable.

     11.13  Other Relationships.  No relationship created hereunder or under any
            -------------------
other Loan Document shall in any way affect the ability of the Administrative Agent and each Lender to enter into or maintain business relationships with the Borrower, or any of its Affiliates, in addition to the relationships specifically contemplated by this Agreement and the other Loan Documents.

     11.14  Third Party Beneficiaries.  Except as expressly provided herein,
            -------------------------
nothing contained herein, expressed or implied, is intended to or shall confer on any Person other than the Borrower, the Administrative Agent and the Lenders, and their respective successors and permitted assigns, any benefit or any legal or equitable right, remedy or other claim hereunder.

     11.15  Maintenance of Confidentiality.  The Lenders and the Administrative
            ------------------------------
Agent shall hold all non-public, proprietary or confidential information obtained pursuant to or in accordance with the transactions contemplated by the Loan Documents (the "Confidential Information") strictly in confidence and shall not disclose any such Confidential Information; provided, however, that the Lenders and the Administrative Agent may disclose Confidential Information (i) to their respective examiners, outside auditors or accountants, counsel, and other professional advisors in connection with the transactions contemplated under the Loan Documents, (ii) as may be required by law, rule or regulation,
(iii) to any proposed syndicate member or any proposed assignee or participant in connection with the contemplated transfer in accordance with the provisions of this Agreement, provided that any such Person shall execute a confidentiality agreement containing the provisions substantially identical to this Section
                                                                    -------
11.15, (iv) any other Lender or any affiliate of any Lender, or any other
-----
officer, director, employee, agent or advisor of any Lender or affiliate of any Lender, provided that any affiliate of any Lender shall keep such information confidential pursuant to the terms hereof, (v) upon the order of any court or administrative agency, (vi) upon request or demand by any regulatory agency or authority,

(vii) in connection with any litigation to which the Lenders or the Administrative Agent or any of their affiliates is a party, and (viii) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document; provided, however, that unless specifically prohibited by Applicable Law or court order, each Lender shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information (i) by any governmental agency or representative thereof (other than any such request in connection with an examination of such Lender's financial condition by such governmental agency) or
(ii) pursuant to legal process.

     11.16  Exceptions to Covenants.  Neither the Borrower nor any of its
            -----------------------
Subsidiaries shall be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.


ARTICLE 12. WAIVER OF JURY TRIAL.

     12.1   Waiver of Jury Trial.  THE BORROWER AND EACH OF THE ADMINISTRATIVE
            --------------------
AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE BORROWER, ANY OF THE LENDERS, THE ADMINISTRATIVE AGENT, OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, ANY OF THE NOTES OR THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS SECTION 12.1.
                                                   ------------

================================================================================
            THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.
================================================================================

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed by their duly authorized officers, all as of the day and year first above written.


BORROWER:                     UNITRIN, INC., a Delaware corporation


                                 By:     ______________________________________
                                         Name:_________________________________
                                         Title:________________________________

ADMINISTRATIVE AGENT:         NATIONSBANK OF TEXAS, N.A.


                              By:   ______________________________________
                                    Name:_________________________________
                                    Title:________________________________


LENDERS:                      NATIONSBANK OF TEXAS, N.A.


                              By:   ______________________________________
                                    Name:_________________________________
                                    Title:________________________________

                              Portion of Commitment:           $75,000,000

                                    Address for Notices:

                                    901 Main Street
                                    66th Floor
                                    Dallas, Texas 75202
                                    Attn:  Jim V. Miller
                                    Telecopy No.:  (214) 508-0604

                              THE FIRST NATIONAL BANK OF CHICAGO


                              By:   _______________________________________
                                    Name:__________________________________
                                    Title:_________________________________

                              Portion of Commitment:            $25,000,000

                                    Address for Notices

                                    One First National Plaza
                                    Chicago, Illinois  60670-0085
                                    Attn:  Mr. Thomas W. Doddridge
                                    Telecopy No.:  (312) 732-4033

                              WELLS FARGO


                              By:   _______________________________________
                                    Name:__________________________________
                                    Title:_________________________________

                              Portion of Commitment:            $35,000,000

                                    Address for Notices

                                    420 Montgomery
                                    San Francisco, California 94104
                                    Attn:  Mr. Garrett Baker
                                    Telecopy No.:  (415) 975-7302

                              UNION BANK OF CALIFORNIA, N.A.


                              By:   _______________________________________
                                    Name:__________________________________
                                    Title:_________________________________

                              Portion of Commitment:            $40,000,000

                                    Address for Notices

                                    550 South Hope Street, 3rd Floor
                                    Los Angeles, California 90071
                                    Attn:  Mr. James T. Fothergill
                                    Telecopy No.:  (213) 243-3552

                              THE BANK OF NEW YORK


                              By:   _________________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                              Portion of Commitment:              $40,000,000

                                    Address for Notices

                                    One Wall Street
                                    New York, New York 10286
                                    Attn:  Mr. Benjamin L. Balkind
                                    Telecopy No.:  (212) 809-9520

                              BANK OF MONTREAL


                              By:   ______________________________________
                                    Name:_________________________________
                                    Title:________________________________

                              Portion of Commitment:           $30,000,000

                                    Address for Notices

                                    115 South LaSalle Street, 12th Floor
                                    Chicago, Illinois 60603
                                    Attn:  Mr. Robert C. Meyer
                                    Telecopy No.:  (312) 750-4352

                              FIRST UNION NATIONAL BANK


                              By:   ______________________________________
                                    Name:_________________________________
                                    Title:________________________________

                              Portion of Commitment:           $35,000,000

                                    Address for Notices

                                    301 South College Street, DC-5
                                    Charlotte North Carolina 28288-0735
                                    Attn:  Mr. Robert C. "Butch" Mayer, Jr.
                                    Telecopy No.:  (704) 383-7611

                              THE NORTHERN TRUST COMPANY


                              By:   ________________________________________
                                    Name:___________________________________
                                    Title:__________________________________

                              Portion of Commitment:             $30,000,000

                                    Address for Notices

                                    50 South LaSalle Street
                                    Chicago, Illinois 60675
                                    Attn:  Ms. Marcia P. Saper
                                    Telecopy No.:  (312) 557-2673

                              BANK OF AMERICA NT&SA


                              By:   ________________________________________
                                    Name:___________________________________
                                    Title:__________________________________

                              Portion of Commitment:             $25,000,000

                                    Address for Notices

                                    201 South LaSalle Street
                                    Chicago, Illinois 60697
                                    Attn:  Ms. Janet M. Roy
                                    Telecopy No.:  (312) 987-0889

                              UMB BANK N.A.


                              By:   __________________________________________
                                    Terry Dierks
                                    Senior Vice President

                              Portion of Commitment:                $5,000,000

                                    Address for Notices

                                    1010 Grand Avenue
                                    Kansas City, Missouri 64106
                                    Attn:  Mr. Terry Dierks
                                    Telecopy No.:  (816) 860-4838

                                  SCHEDULE 1
                                  ----------

                          UNITRIN, INC. SUBSIDIARIES
                           AND AFFILIATED COMPANIES

                                                Jurisdiction of        Percentage
                  Name                           Organization          Ownership                Parent
                  ----                           ------------          ---------                ------
United Insurance Company of America                Illinois               100%            Unitrin, Inc.
Trinity Universal Insurance Company                  Texas                100%            Unitrin, Inc.
Fireside Securities Corporation                   California              100%            Unitrin, Inc.
Unitrin Services Company                           Illinois               100%            Unitrin, Inc.
Union Automobile Indemnity Company                 Illinois               100%            Unitrin, Inc.
The Pyramid Life Insurance Company                  Kansas                100%            United Insurance Company of
                                                                                          America
Union National Life Insurance Company              Louisiana              100%            United Insurance Company of
                                                                                          America
Union National Fire Insurance Company              Louisiana              100%            Union National Life Insurance
                                                                                          Company
United Casualty Insurance Company of America     Pennsylvania             100%            United Insurance Company of
                                                                                          America
United Lloyd's Corporation                           Texas                100%            United Casualty Insurance Company
                                                                                          of America
United Lloyd's Insurance Company                     Texas             See Note 1
Financial Indemnity Company                       California              100%            Trinity Universal Insurance Company
Milwaukee Insurance Group, Inc.                    Wisconsin              100%            Trinity Universal Insurance Company
Alpha Property & Casualty Insurance Company        Wisconsin              100%            Milwaukee Insurance Group, Inc.

Milwaukee Guardian Insurance, Inc.                 Wisconsin              100%            Milwaukee Insurance Group, Inc.
Milwaukee Safeguard Insurance Company              Wisconsin              100%            Milwaukee Insurance Group, Inc.
Milwaukee Mutual Insurance Company                 Wisconsin           See Note 2
Security National Insurance Company                  Texas                100%            Trinity Universal Insurance Company
Southern States General Agency, Inc.               Louisiana              100%            Trinity Universal Insurance Company
Southern States Finance Corporation                Louisiana              100%            Southern States General Agency, Inc.
Trinity Lloyd's Corporation                          Texas                100%            Trinity Universal Insurance Company
Trinity Universal Insurance Company of Kansas,      Kansas                100%            Trinity Universal Insurance Company
 Inc.
Trinity Lloyd's Insurance Company                    Texas             See Note 1

Fireside Mortgage Loans                          California               100%            Fireside Securities Corporation
Fireside Thrift Co.                              California               100%            Fireside Securities Corporation
Commonwealth Mutual Fire Insurance Company        Virginia             See Note 3

Note 1: United Lloyd's Insurance Company and Trinity Lloyd's Insurance Company
            are operated under the Lloyd's Plan. Control of each Lloyd's insurance company is maintained through trust agreements with the individual underwriters of the Lloyd's companies.

Note 2: Milwaukee Mutual Insurance Company is affiliated with Trinity Universal
            Insurance Company by virtue of a reinsurance agreement.

Note 3: Commonwealth Mutual Fire Insurance Company is affiliated with United
            Casualty Insurance Company of America by virtue of a reinsurance agreement.

                                   EXHIBIT B

                   FORM OF REVOLVING CREDIT PROMISSORY NOTE

$_____________                                          As of September 17, 1997


     FOR VALUE RECEIVED, the undersigned, UNITRIN, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of _______________________________ (hereinafter, together with its successors and assigns, called the "Lender"), in immediately available funds, at such place as is designated in or pursuant to the Credit Agreement (as hereinafter defined), the principal sum of ____________________ AND _____/100 DOLLARS ($___________)
of United States funds, or, if less, so much thereof as may from time to time be advanced by the Lender to the Borrower as Revolving Credit Advances and is outstanding hereunder, plus interest as hereinafter provided. Such Advances may be endorsed from time to time on the grid attached hereto, but the failure to make such notations (or any error in such notation) shall not affect the obligation of the Borrower to repay unpaid principal and interest hereunder.

     Except as otherwise defined or limited herein, capitalized terms used herein shall have the meanings ascribed to them in that certain Amended and Restated Credit Agreement (as amended from time to time, the "Credit Agreement") of even date herewith among the Borrower, the Lender, the other financial institutions which are from time to time party thereto, and NationsBank of Texas, N.A., as administrative agent (the "Administrative Agent").

     The principal amount of this Revolving Credit Note shall be paid in such amounts and at such times as are set forth in Sections 2.6, 2.7 and 2.9 of the Credit Agreement. A final payment of all principal amounts and other Obligations in respect of Revolving Credit Advances then outstanding hereunder shall be due and payable in full on the Maturity Date.

     The Borrower shall be entitled to borrow, repay and reborrow hereunder pursuant to the terms and conditions of the Credit Agreement. Prepayment of the principal amount hereof may be made only as provided in the Credit Agreement. The principal amount of each Revolving Credit Advance shall be repaid or converted on its Payment Date.

     The Borrower hereby promises to pay interest on the unpaid principal amount of the Loans outstanding hereunder as provided in the Credit Agreement.
Interest under this Revolving Credit Note shall also be due and payable when this Revolving Credit Note shall become due (whether at maturity, by reason of acceleration or otherwise). Overdue principal and, to the extent permitted by Applicable Law, overdue interest, shall bear interest at the Default Rate as provided in the Credit Agreement.

     No provision of the Credit Agreement or this Revolving Credit Note shall require the payment or permit the collection of interest in excess of that permitted by Applicable Law. If any excess amount of interest in such respect is provided for, or shall be adjudicated to be so provided for, in connection with the Loans outstanding hereunder, the provisions of this paragraph shall govern and prevail, and neither the Borrower nor any sureties, guarantors, successors or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event the Borrower ever pays, or the Lender ever receives, collects or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by Applicable Law shall be applied as a payment in the reduction of the principal, unless the Borrower shall notify the Lender in writing that it elects to have such excess returned forthwith; and, if the principal has been paid in full, any remaining excess shall forthwith be returned to the Borrower. Because of the variable nature of the rates of interest applicable to the Loans evidenced by this Revolving Credit Note, the total interest that will accrue hereon cannot be determined in advance. Neither the Borrower nor the Lender intends for the Lender to contract for, charge or receive usurious interest and, to prevent such an occurrence, any agreements which may now or hereafter be in effect between the Borrower and the Lender regarding the payment of fees to the Lender are hereby limited by the provisions of this paragraph. To the extent not prohibited by Applicable Law, determination of the legal maximum amount of interest shall at all times be made by amortizing, prorating or allocating all interest at any time contracted for, charged or received from the Borrower in connection with the portion of the Loans outstanding hereunder until the Maturity Date, so that the actual rate of interest on account of the Loans outstanding hereunder does not exceed the maximum amount permitted under Applicable Law.

     All parties now or hereafter liable with respect to this Revolving Credit Note, whether the Borrower, any guarantor, endorser or any other person or entities, hereby waive presentment for payment, demand, notice of nonpayment or dishonor, protest and notice of protest.

     No delay or omission on the part of the Lender or any holder hereof in exercising its rights under this Revolving Credit Note, or delay or omission on the part of the Lender, the Administrative Agent, or the Lenders collectively, in exercising its or their rights under the Credit Agreement or any other Loan Documents, or course of conduct relating thereto, shall operate as a waiver of such right or any other right of the Lender or any holder hereof, nor shall any waiver by the Lender, the Administrative Agent or the Lenders collectively, or any holder hereof, of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.

     The Borrower promises to pay all reasonable and documented out-of-pocket costs of Lender of collection of this Revolving Credit Note, including attorneys' fees, should this Revolving Credit Note be collected by or through an attorney-at-law or under advice therefrom.

     Time is of the essence of this Revolving Credit Note.

     This Revolving Credit Note evidences the Lender's portion of the Revolving Credit Advances under, and is entitled to the benefits and subject to the terms of, the Credit Agreement which contains provisions with respect to the acceleration of the maturity of this Revolving Credit

Note upon the happening of certain stated events and provisions for prepayment.

     This Revolving Credit Note shall be construed in accordance with and governed by the internal laws of the State of Texas applicable to contracts made and to be performed in the State of Texas and the United States of America.

     IN WITNESS WHEREOF, the Borrower has executed this Revolving Credit Note as of the day and year first above written.

                                    UNITRIN, INC.



                                    By:  _______________________________________
                                         Name:__________________________________
                                         Title:_________________________________

[CORPORATE SEAL]
                                    Attest:   __________________________________
                                              Name:_____________________________
                                              Title:____________________________

                                   ADVANCES


================================================================================
     Date         Amount of Advance       Amount of Principal    Notation Made
                                           Paid or Prepaid              By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                                   EXHIBIT F

                       FORM OF BID RATE PROMISSORY NOTE

                                                        As of September 17, 1997


     FOR VALUE RECEIVED, the undersigned, UNITRIN, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of _____________________________ (hereinafter, together with its successors and assigns, called the "Lender"), in immediately available funds, at such place as is designated in or pursuant to the Credit Agreement (as hereinafter defined), the aggregate unpaid principal amount of all Bid Rate Advances made by the Lender to the Borrower pursuant to the Credit Agreement, plus interest as hereinafter provided. Such Advances may be endorsed from time to time on the grid attached hereto, but the failure to make such notations (or any error in such notation) shall not affect the obligation of the Borrower to repay unpaid principal and interest hereunder.

     Except as otherwise defined or limited herein, capitalized terms used herein shall have the meanings ascribed to them in that certain Amended and Restated Credit Agreement (as amended from time to time, the "Credit Agreement") of even date herewith among the Borrower, the Lender, the other financial institutions which are from time to time party thereto, and NationsBank of Texas, N.A., as administrative agent (the "Administrative Agent").

     The principal amount of this Bid Rate Note shall be paid in such amounts and at such times as are set forth in Sections 2.6, 2.7 and 2.9 of the Credit Agreement. A final payment of all principal amounts and other Obligations in respect of Bid Rate Advances then outstanding hereunder shall be due and payable in full on the Maturity Date.

     The Borrower shall be entitled to borrow, repay and reborrow hereunder pursuant to the terms and conditions of the Credit Agreement. Prepayment of the principal amount hereof shall not be permitted except as otherwise provided in
Section 2.6 of the Credit Agreement. The principal amount of each Bid Rate Advance shall be repaid on its Payment Date.

     The Borrower hereby promises to pay interest on the unpaid principal amount of the Loans outstanding hereunder as provided in the Credit Agreement.
Interest under this Bid Rate Note shall also be due and payable when this Bid Rate Note shall become due (whether at maturity, by reason of acceleration or otherwise). Overdue principal and, to the extent permitted by Applicable Law, overdue interest, shall bear interest at the Default Rate as provided in the Credit Agreement.

     No provision of the Credit Agreement or this Bid Rate Note shall require the payment or permit the collection of interest in excess of that permitted by Applicable Law. If any excess amount of interest in such respect is provided for, or shall be adjudicated to be so provided for, in connection with the Loans outstanding hereunder, the provisions of this paragraph shall govern and prevail, and neither the Borrower nor any sureties, guarantors, successors or assigns of the

Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event the Borrower ever pays, or the Lender ever receives, collects or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by Applicable Law shall be applied as a payment in the reduction of the principal, unless the Borrower shall notify the Lender in writing that it elects to have such excess returned forthwith; and, if the principal has been paid in full, any remaining excess shall forthwith be returned to the Borrower. Because of the variable nature of the rates of interest applicable to the Loans evidenced by this Bid Rate Note, the total interest that will accrue hereon cannot be determined in advance. Neither the Borrower nor the Lender intends for the Lender to contract for, charge or receive usurious interest and, to prevent such an occurrence, any agreements which may now or hereafter be in effect between the Borrower and the Lender regarding the payment of fees to the Lender are hereby limited by the provisions of this paragraph. To the extent not prohibited by Applicable Law, determination of the legal maximum amount of interest shall at all times be made by amortizing, prorating or allocating all interest at any time contracted for, charged or received from the Borrower in connection with the portion of the Loans outstanding hereunder until the Maturity Date, so that the actual rate of interest on account of the Loans outstanding hereunder does not exceed the maximum amount permitted under Applicable Law.

     All parties now or hereafter liable with respect to this Bid Rate Note, whether the Borrower, any guarantor, endorser or any other person or entities, hereby waive presentment for payment, demand, notice of nonpayment or dishonor, protest and notice of protest.

     No delay or omission on the part of the Lender or any holder hereof in exercising its rights under this Bid Rate Note, or delay or omission on the part of the Lender, the Administrative Agent, or the Lenders collectively, in exercising its or their rights under the Credit Agreement or any other Loan Documents, or course of conduct relating thereto, shall operate as a waiver of such right or any other right of the Lender or any holder hereof, nor shall any waiver by the Lender, the Administrative Agent or the Lenders collectively, or any holder hereof, of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.

     The Borrower promises to pay all reasonable and documented out-of-pocket costs of Lender of collection of this Bid Rate Note, including attorneys' fees, should this Bid Rate Note be collected by or through an attorney-at-law or under advice therefrom.

     Time is of the essence of this Bid Rate Note.

     This Bid Rate Note evidences the Lender's Bid Rate Advances under, and is entitled to the benefits and subject to the terms of, the Credit Agreement which contains provisions with respect to the acceleration of the maturity of this Bid Rate Note upon the happening of certain stated events and provisions for prepayment.

     This Bid Rate Note shall be construed in accordance with and governed by the internal laws of the State of Texas applicable to contracts made and to be performed in the State of Texas and the United States of America.

     IN WITNESS WHEREOF, the Borrower has executed this Bid Rate Note as of the day and year first above written.

                                    UNITRIN, INC.



                                    By:  _______________________________________
                                         Name:__________________________________
                                         Title:_________________________________

[CORPORATE SEAL]
                                    Attest:   __________________________________
                                              Name:_____________________________
                                              Title:____________________________

                                   ADVANCES


================================================================================
     Date    Amount of Advance       Amount of Principal        Notation Made
                                      Paid or Prepaid                By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                                   EXHIBIT G

                      FORM OF SWING LINE PROMISSORY NOTE

$10,000,000.00                                         As of September 17, 1997


     FOR VALUE RECEIVED, the undersigned, UNITRIN, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of NATIONSBANK OF TEXAS, N.A. (hereinafter, together with its successors and assigns, called the "Lender"), in immediately available funds, at such place as is designated in or pursuant to the Credit Agreement (as hereinafter defined), the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) of United States funds, or, if less, so much thereof as may from time to time be advanced by the Lender to the Borrower as Swing Line Advances and is outstanding hereunder, plus interest as hereinafter provided. Such Advances may be endorsed from time to time on the grid attached hereto, but the failure to make such notations (or any error in such notation) shall not affect the obligation of the Borrower to repay unpaid principal and interest hereunder.

     Except as otherwise defined or limited herein, capitalized terms used herein shall have the meanings ascribed to them in that certain Amended and Restated Credit Agreement (as amended from time to time, the "Credit Agreement") of even date herewith among the Borrower, the Lender, the other financial institutions which are from time to time party thereto, and NationsBank of Texas, N.A., as administrative agent (the "Administrative Agent").

     The principal amount of this Swing Line Note shall be paid in such amounts and at such times as are set forth in Sections 2.6, 2.7 and 2.9 of the Credit Agreement. A final payment of all principal amounts and other Obligations in respect of Swing Line Advances then outstanding hereunder shall be due and payable in full on the Maturity Date.

     The Borrower shall be entitled to borrow, repay and reborrow hereunder pursuant to the terms and conditions of the Credit Agreement. Prepayment of the principal amount hereof may be made only as provided in the Credit Agreement. The principal amount of each Swing Line Advance shall be repaid on its Payment Date.

     The Borrower hereby promises to pay interest on the unpaid principal amount of the Loans outstanding hereunder as provided in the Credit Agreement.
Interest under this Swing Line Note shall also be due and payable when this Swing Line Note shall become due (whether at maturity, by reason of acceleration or otherwise). Overdue principal and, to the extent permitted by Applicable Law, overdue interest, shall bear interest at the Default Rate as provided in the Credit Agreement.

     No provision of the Credit Agreement or this Swing Line Note shall require the payment or permit the collection of interest in excess of that permitted by Applicable Law. If any excess amount of interest in such respect is provided for, or shall be adjudicated to be so provided for, in connection with the Loans outstanding hereunder, the provisions of this paragraph shall govern and prevail, and neither the Borrower nor any sureties, guarantors, successors or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event the Borrower ever pays, or the Lender ever receives, collects or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by Applicable Law shall be applied as a payment in the reduction of the principal, unless the Borrower shall notify the Lender in writing that it elects to have such excess returned forthwith; and, if the principal has been paid in full, any remaining excess shall forthwith be returned to the Borrower. Because of the variable nature of the rates of interest applicable to the Loans evidenced by this Swing Line Note, the total interest that will accrue hereon cannot be determined in advance. Neither the Borrower nor the Lender intends for the Lender to contract for, charge or receive usurious interest and, to prevent such an occurrence, any agreements which may now or hereafter be in effect between the Borrower and the Lender regarding the payment of fees to the Lender are hereby limited by the provisions of this paragraph. To the extent not prohibited by Applicable Law, determination of the legal maximum amount of interest shall at all times be made by amortizing, prorating or allocating all interest at any time contracted for, charged or received from the Borrower in connection with the portion of the Loans outstanding hereunder until the Maturity Date, so that the actual rate of interest on account of the Loans outstanding hereunder does not exceed the maximum amount permitted under Applicable Law.

     All parties now or hereafter liable with respect to this Swing Line Note, whether the Borrower, any guarantor, endorser or any other person or entities, hereby waive presentment for payment, demand, notice of nonpayment or dishonor, protest and notice of protest.

     No delay or omission on the part of the Lender or any holder hereof in exercising its rights under this Swing Line Note, or delay or omission on the part of the Lender, the Administrative Agent, or the Lenders collectively, in exercising its or their rights under the Credit Agreement or any other Loan Documents, or course of conduct relating thereto, shall operate as a waiver of such right or any other right of the Lender or any holder hereof, nor shall any waiver by the Lender, the Administrative Agent or the Lenders collectively, or any holder hereof, of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.

     The Borrower promises to pay all reasonable and documented out-of-pocket costs of Lender of collection of this Swing Line Note, including attorneys' fees, should this Swing Line Note be collected by or through an attorney-at-law or under advice therefrom.

     Time is of the essence of this Swing Line Note.

     This Swing Line Note evidences the Lender's portion of the Swing Line Advances under, and is entitled to the benefits and subject to the terms of, the Credit Agreement which contains provisions with respect to the acceleration of the maturity of this Swing Line Note upon the happening of certain stated events and provisions for prepayment.

     This Swing Line Note shall be construed in accordance with and governed by the internal laws of the State of Texas applicable to contracts made and to be performed in the State of Texas and the United States of America.

     IN WITNESS WHEREOF, the Borrower has executed this Swing Line Note as of the day and year first above written.

                                   UNITRIN, INC.



                                   By:  _____________________________________
                                        Name:________________________________
                                        Title:_______________________________

[CORPORATE SEAL]
                                   Attest: __________________________________
                                           Name:_____________________________
                                           Title:____________________________

                                   ADVANCES

================================================================================
     Date      Amount of Advance      Amount of Principal      Notation Made
                                        Paid or Prepaid             By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================